CONFORMED COPY

A$500,000,000

FACILITY AGREEMENT

dated 23 June 2004

for

Mayne Group Limited

arranged by

ANZ Investment Bank

with

Australia and New Zealand Banking Group Limited

acting as Agent

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32.	Set-off	73

33.	Notices	73

34.	Obligor’s Compliance with Loan Note Deed Poll	75

35.	Calculations and certificates	75

36.	Partial invalidity	75

37.	Remedies and waivers	75

38.	Amendments and waivers	76

39.	Indemnities and reimbursement	76

40.	Counterparts	76

41.	Acknowledgement	76

42.	Permitted Disclosure	77

43.	Governing law	78

44.	Enforcement	78

SHEDULE 1 THE ORIGINAL PARTIES	79

SHEDULE 2 CONDITIONS PRECEDENT	93

SHEDULE 3 REQUESTS	99

SHEDULE 4 FORM OF TRANSFER CERTIFICATE	100

SHEDULE 5 FORM OF ACCESSION LETTER	102

SHEDULE 6 FORM OF RESIGNATION LETTER	103

SHEDULE 7 FORM OF COMPLIANCE CERTIFICATE	104

SHEDULE 8 EXISTING SECURITY	106

SHEDULE 9 TIMETABLES	107

SHEDULE 10 MANDATORY COST FORMULAE	108

SHEDULE 11 QUALIFICATIONS OF LAW	111

ANNEXURE A FORM OF LOAN NOTE DEED POLL	125

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THIS AGREEMENT is dated 23 June 2004 and made between:

(1)	MAYNE GROUP LIMITED (ABN 56 004 073 410) (the “Company”);

(2)	THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 as original borrowers (together with the Company the “Original Borrowers”);

(3)	THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 as original guarantors (together with the Company and each other Original Borrower, the “Original Guarantors”);

(4)	AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED (ABN 11 005 357 522) trading as ANZ INVESTMENT BANK (the “Arranger”);

(5)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as lenders (the “Original Lenders”); and

(6)	AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED (ABN 11 005 357 522) (the “Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Accession Letter” means a document substantially in the form set out in Schedule 5 (Form of Accession Letter).

“Additional Australian Borrower” means an Additional Borrower that is incorporated in Australia.

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 24 (Changes to the Obligors).

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 24 (Changes to the Obligors).

“Additional Loan Note Deed Poll” means a deed poll entitled “Loan Note Deed Poll” in the form set out in Annexure A (Form of Loan Note Deed Poll) executed or to be executed by an Additional Australian Borrower after the date of this Agreement.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the Sydney foreign exchange market at or about 11:00 a.m. on a particular day.

“APLMA” means the Asia Pacific Loan Market Association.

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“Approved Subsidiary” means a wholly-owned Subsidiary of the Company which is incorporated in a jurisdiction acceptable to the Agent (acting on the instructions of all the Lenders).

“Associate” has the meaning given to it in Section 128F(9) of the Tax Act.

“Australian Borrower” means any Borrower that is incorporated in Australia.

“Australian Withholding Tax” means any Australian Tax required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Tax Act.

“Authorised Officer” means:

(a)	in respect of an Obligor, any director, or any person from time to time nominated as an Authorised Officer by that Obligor by a notice to the Agent accompanied by certified copies of signatures of all new persons so appointed (and in respect of which the Agent has not received notice of revocation of the appointment); and

(b)	in respect of a Finance Party, any person whose title or acting title includes the word Manager, Director, Head or President or cognate expressions, or any secretary or director.

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, lodgement or registration; or

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means:

(a)	in relation to the Tranche A Facility, the period from and including the date of this Agreement to and including the Termination Date for the Tranche A Facility; and

(b)	in relation to the Tranche B Facility, the period from and including the date of this Agreement to and including the Termination Date for the Tranche B Facility.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)	the Base Currency Amount of its participation in any outstanding Loans under that Facility; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date, other than that Lender’s participation in any Loans under that Facility that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Currency” means in relation to a Borrower, each currency described as such for the relevant Borrower in the following table (or any other currency as agreed between the Company and the Agent (acting on the instructions of all Lenders) each such other currency being an “Optional Currency”):

Borrower	Available Currency
Australian Borrower	Australian dollars, US dollars, euro and sterling
U.S. Borrower	US dollars and euro
English Borrower	euro, sterling and US dollars

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“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Base Currency” means Australian dollars.

“Base Currency Amount” means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) adjusted to reflect any repayment or, prepayment, of the Loan.

“Base Currency Equivalent” means, in relation to an amount of Available Currency (other than the Base Currency) at any time, the Base Currency amount determined by the Agent by converting that amount of Available Currency into the Base Currency at the Agent’s Spot Rate of Exchange at that time.

“Base Rate” means in relation to Loans in Australian dollars, BBSWAV, in relation to Loans in euro, EURIBOR, in relation to Loans in sterling, LIBOR, and in relation to Loans in US dollars, USD LIBOR.

“BBSWAV” for a period means:

(a)	the average bid rate (rounded if necessary to the nearest four decimal places) for bills accepted by a bank having a tenor which most closely approximates the Interest Period and published on “BBSWAV” reference page of the Reuters Monitor System; or

(b)	if:

(i)	for any reason that rate is not displayed by 10.30am on that date for a term equivalent to that period; or

(ii)	the basis on which that rate is displayed is changed and in the reasonable opinion of the Agent it ceases to reflect the Lenders’ cost of funding,

then BBSWAV will be the arithmetic mean of the buying rates quoted to the Agent by at least 3 Reference Banks at or about that time on that date, having regard, to the extent possible, to the rates otherwise bid and offered for bills of the applicable tenor at or around that time. If there are no buying rates the rate for each Lender will be the rate notified by that Lender to the Agent to be that Lender’s cost of funding its participation in the relevant Loan for that period.

Rates will be expressed as a yield percent per annum to maturity.

“Borrower” means an Original Borrower or an Additional Borrower, unless it has ceased to be a Borrower in accordance with Clause 24 (Changes to the Obligors).

“Break Costs” means the amount (if any) by which:

(a)	the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

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exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market or acquiring a bill of exchange accepted by a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Melbourne and:

(a)	(where the Base Rate is LIBOR or USD LIBOR), London;

(b)	(in relation to any date for payment or purchase of a currency other than euro and Australian dollars) both the principal financial centre of the country of that currency and the city of the Relevant Facility Office; or

(c)	(in relation to any date for payment or purchase of euro) any TARGET Day which is also a day (other than a Saturday or Sunday) on which banks are open for general business in the city of the Relevant Facility Office.

“Calculation Date” means 30 June and 31 December in each year.

“Calculation Period” means each period of 12 Months ending on a Calculation Date.

“Commitment” means a Tranche A Facility Commitment or a Tranche B Facility Commitment.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

“Compliance Program” means the Group Compliance Program detailed in the Group Compliance Program Manual of the Company, as updated from time to time, pursuant to which information is sought internally on a regular basis regarding breaches of legal or statutory obligations.

“Debt to Earnings Ratio” means the ratio of Total Financial Indebtedness to EBITDA.

“Default” means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“EBIT” means, for any period, the total amount of earnings for the Group before Gross Interest Expense, income Tax and individually significant or extraordinary items for that period, as calculated in accordance with GAAP, and before all earnings derived from assets which have been financed on a Limited Recourse Basis (other than revenues received by way of a permitted distribution from the profits of the relevant asset to an Obligor such that the amount of such distribution is not the subject of any Security) and also adjusted to take into account the effects from any acquisitions or disposals made during the period. The adjustments will be made on the basis of historical EBIT of the company or business acquired or disposed of in the period by reference to historical EBIT for the entire period and by reference to:

(a)	in the case of disposals, the period of time during which the applicable company or business was part of the Group; or

(b)	in the case of an acquisition, for that entire period.

“EBITA” means, for any period, the total amount of earnings for the Group before Gross Interest Expense, income Tax, individually significant or extraordinary items, and amortisation for that period, as calculated in accordance with GAAP, and before all earnings derived from assets which

Freehills Melbourne 004501949	page 4

have been financed on a Limited Recourse Basis (other than revenues received by way of a permitted distribution from the profits of the relevant asset to an Obligor such that the amount of such distribution is not the subject of any Security).

“EBITDA” means, for any period, the total amount of earnings for the Group before Gross Interest Expense, income Tax, individually significant or extraordinary items, depreciation and amortisation for that period, as calculated in accordance with GAAP, and before all earnings derived from assets which have been financed on a Limited Recourse Basis (other than revenues received by way of a permitted distribution from the profits of the relevant asset to an Obligor such that the amount of such distribution is not the subject of any Security) and also adjusted to take into account the effects from any acquisitions or disposals made during the period. The adjustments will be made on the basis of historical EBITDA of the company or business acquired or disposed of in the period by reference to historical EBITDA for the entire period and by reference to:

(a)	in the case of disposals, the period of time during which the applicable company or business was part of the Group; or

(b)	in the case of an acquisition, for that entire period.

“English Borrower” means any Borrower that is incorporated in England.

“EURIBOR” means, in relation to any Loan in euro:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by at least three Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

“Event of Default” means any event or circumstance specified as such in Clause 22 (Events of Default).

“Existing Facility Agreement” means the A$220,000,000 facility agreement dated 27 June 2003 between the Company, Australia and New Zealand Banking Group Limited as arranger and agent, the companies named in that facility agreement as borrowers and original guarantors and the financial institutions named in that facility agreement as original lenders.

“Facility” means the Tranche A Facility or the Tranche B Facility (and Facilities means both of them).

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Arranger and the Company (or the Agent and the Company or an Original Lender and the Company) setting out any of the fees referred to in Clause 11 (Fees).

“Finance Document” means this Agreement, any Loan Note Deed Poll, a Loan Note, any Fee Letter, any Accession Letter and any other document designated as such by the Agent and the Company.

“Finance Party” means the Agent, the Arranger or a Lender.

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“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised under any acceptance credit, bill acceptance or bill endorsement facility;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account except for the purpose of calculating Total Financial Indebtedness where it will be the value given in latest consolidated Financial Statements for the Group provided to the Agent under Clause 19.1) (Financial statements); and

(h)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (g) above.

For the avoidance of doubt, it does not include any indemnity in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution.

“Financial Report” has the meaning given to that term in the Corporations Act 2001 (Cth).

“Financial Statements” has the meaning given to that term in the Corporations Act 2001 (Cth).

“Financial Year” means the period of 12 months ending on 30 June in each year.

“GAAP” means generally accepted accounting principles in Australia.

“Governmental Agency” means any government or any governmental, semi-governmental or judicial entity or authority. It also includes any self-regulatory organisation established under statute or any stock exchange.

“Gross Interest Expense” means for a period, all interest and amounts in the nature of interest or of similar effect to interest (other than principal payable under this Agreement) paid or payable by the Group including:

(a)	any dividend or distribution payable on any stock or share included as indebtedness in the consolidated Financial Statements for the Group reflecting that period provided to the Agent under Clause 19.1 (Financial statements);

(b)	the interest component of payments under any finance lease for that period;

(c)	the face amount of any negotiable instrument drawn, issued, endorsed or accepted less the net proceeds of those negotiable instruments after discount or issue and payment of any acceptance, endorsement or similar fee for that period; and

(d)	all line, facility, letter of credit, guarantee and similar fees and all fees, margins and other amounts of a regular or recurring nature payable in respect of all financial accommodation for that period including amortised portions for that period of:

(i)	unused line or commitment fees; and

Freehills Melbourne 004501949	page 6

(ii)	establishment, arrangement and other fees payable once only on the initial provision of financial accommodation.

“Group” means the Company and its Subsidiaries.

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 24 (Changes to the Obligors).

“Healthcare” means the business of:

(a)	owning and operating hospitals, ambulances, general practice medical centres, nursing homes or aged-care facilities (but not retirement villages);

(b)	providing medical services (including but not limited to pathology, diagnostic imaging and ophthalmology), pharmacy services (including marketing and retail services to pharmacies), veterinary, nursing, allied health, respite care and outreach services; and/or

(c)	researching, developing, manufacturing, distributing, selling and marketing Therapeutic Goods (including Therapeutic Devices and Medical Devices), pharmaceutical and nutraceutical products,

and such other business activities incidental to the above as approved by the Agent (acting on the instructions of the Majority Lenders). For the purposes of this definition, the terms “Therapeutic Goods”, “Therapeutic Devices” and “Medical Devices” have the meanings given to those terms in the Therapeutic Goods Act 1989 (Cth).

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Information Memorandum” means the information memorandum prepared and distributed by the Arranger to selected financial institutions in relation to the Group and the Facilities at the request of the Company and in the form approved by the Company.

“Intangible Assets” means goodwill, patents, trade marks, design rights, franchises, licences, mastheads, future tax benefits, underwriting and formation expenses and any items which according to GAAP are regarded as intangible assets.

“Interest Cover Ratio” means the ratio of EBITA to Gross Interest Expense.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest) or Clause 6.3 (Default Interest) of a Loan Note Deed Poll.

“Legal Compliance Procedures” means the semi-annual internal process by which the Company’s legal department seeks details of material litigation, arbitration or administrative proceedings.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank or financial institution which has become a Party in accordance with Clause 23 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

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“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the currency or period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by at least three Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

“Limited Recourse Basis” means a secured financing in respect of an asset or related group of assets (which together comprise a single project) in which the relevant financier’s recourse and Security are limited solely to that asset or group of assets or, in the case where a Single Purpose Entity owns or operates that asset or group of assets, the shares in that Single Purpose Entity or its Single Purpose Holding Entity, the revenues from that asset or group of assets and any proceeds from the enforcement of that Security.

“Loan” means a Tranche A Facility Loan or a Tranche B Facility Loan.

“Loan Note” means an Original Loan Note or a loan note issued under an Additional Loan Note Deed Poll.

“Loan Note Deed Poll” means the Original Loan Note Deed Poll or an Additional Loan Note Deed Poll.

“Majority Lenders” means:

(a)	where there is only one Lender, that Lender;

(b)	where there are only two Lenders, both Lenders;

(c)	where there are only three Lenders:

(i)	if there are no Loans then outstanding, at least two Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(ii)	at any other time, at least two Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding, and

(d)	where there are more than three Lenders:

(i)	if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(ii)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding.

“Management Accounts” means the monthly management accounts for the Group prepared internally by a Group management accountant.

“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 10 (Mandatory Cost Formulae).

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“Margin” means the rate expressed as a percentage per annum determined by the Agent as follows:

(a)	in respect of the Tranche A Facility, the Margin shall be determined as reflected in the table below in this paragraph (a) according to the Debt to Earnings Ratio:

(i)	which, until the first Compliance Certificate in relation to the first Calculation Period ending on 30 June 2004 is delivered to the Agent, shall be deemed to be equal to or greater than 2.0x and less than 2.5x; and

(ii)	calculated from the most recent Compliance Certificate provided to the Agent under Clause 19.2 (Compliance Certificate):

Debt to Earnings Ratio	Margin
<1.5x	*	**
1.5x to < 2.0x	*	**
2.0x to < 2.5x	*	**
2.5x to < or equal to 3.0x	*	**
>3.0x	*	**

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	in respect of the Tranche B Facility, the Margin shall be determined as reflected in the table below in this paragraph (b) according to the Debt to Earnings Ratio:

(i)	which, until the first Compliance Certificate in relation to the first Calculation Period ending on 30 June 2004 is delivered to the Agent, shall be deemed to be equal to or greater than 2.0x and less than 2.5x; and

(ii)	calculated from the most recent Compliance Certificate provided to the Agent under Clause 19.2 (Compliance Certificate):

Debt to Earnings Ratio	Margin
< 1.5x	*	**
1.5x to < 2.0x	*	**
2.0x to < 2.5x	*	**
2.5x to < or equal to 3.0x	*	**
>3.0x	*	**

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

“Material Acquisition Debt to Earnings Ratio Exemption” has the meaning described in Clause 20.2(b).

“Material Acquisition Interest Cover Ratio Exemption” has the meaning described in Clause 20.1(b).

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operation, property, condition (financial or otherwise) or prospects of the Group taken as a whole;

(b)	the ability of the Obligors, taken as a whole, to perform their obligations under the Finance Documents; or

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(c)	the validity or enforceability of any Finance Document or the rights or remedies of any Finance Party under the Finance Documents.

“Minor Subsidiary” means any member of the Group, other than an Obligor, which has net external trading assets of less than A$5,000,000.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Moody’s” means Moody’s Investors Service.

“Multiple Participant” has the meaning given to it in Clause 2.3(a) (Multiple Participants).

“Obligor” means a Borrower or a Guarantor.

“Offshore Associate” means an Associate of a person that is either a non-resident of Australia which does not subscribe for a Loan Note in carrying on a business at or through a permanent establishment in Australia or, alternatively, a resident of Australia that subscribes for a Loan Note in carrying on a business at or through a permanent establishment outside of Australia, other than acting in the capacity of a dealer, manager or underwriter in relation to the placement of the Loan Notes or a clearing house, custodian, funds manager or responsible entity of a registered scheme within the meaning of the Corporations Act 2001 (Commonwealth).

“Operating Lease Rentals” means all outgoings of the Group in relation to operating leases as shown in the consolidated Financial Statements most recently provided to the Agent under Clause 19.1 (Financial statements).

“Original Australian Borrower” means an Original Borrower that is incorporated in Australia.

“Original Loan Note Deed Poll” means the deed poll entitled “Loan Note Deed Poll” dated on or about the date of this Agreement in the form set out in Annexure A (Form of Loan Note Deed Poll).

“Original Loan Note” means a loan note issued under the Original Loan Note Deed Poll.

“Original Obligor” means an Original Borrower or an Original Guarantor.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union.

“Party” means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

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“Prohibited Associate” means a person who satisfies all three criteria in paragraphs (a), (b) and (c) of section 128F(6) of the Tax Act.

“Qualifications of Law” means, in respect of matters of law, the qualifications, provisos and assumptions referred to in Schedule 11 (Qualifications of Law).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is Australian dollars) the first day of that period;

(b)	(if the currency is sterling) the first day of that period;

(c)	(if the currency is euro) two TARGET Days before the first day of that period; or

(d)	(for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Reference Banks” means, in relation to BBSWAV, Commonwealth Bank of Australia, Westpac Banking Corporation, Australia and New Zealand Banking Group Limited and National Australia Bank Limited, in relation to LIBOR and Mandatory Cost, the principal London offices of Barclays Bank PLC, The Royal Bank of Scotland Group, Deutsche Bank AG and Lloyds TSB, in relation to USD LIBOR, the principal London offices of Bank of America, Citibank, N.A., Barclays Bank PLC and JP Morgan Chase and, in relation to EURIBOR, the principal office in London of Barclays Bank PLC, JP Morgan Chase, Citibank, N.A. and Deutsche Bank AG or such other banks as may be appointed by the Agent in consultation with the Company.

“Register” means a register maintained by the Agent under Clause 31 (Register).

“Relevant Facility Office” unless otherwise agreed with the relevant Borrowers means:

(a)	in respect of Loans made to an Australian Borrower, a Facility Office located in Australia;

(b)	in respect of Loans made to a U.S. Borrower, a Facility Office located in New York;

(c)	in respect of Loans made to an English Borrower, a Facility Office located in London.

“Relevant Interbank Market” means in relation to Australian dollars, the Australian bank bill market, in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

“Relevant Trust” means:

(a)	in relation to an Original Guarantor that is a Trustee, the trust set out opposite its name in Part 1 of Schedule 1; or

(b)	in relation to an Additional Borrower or an Additional Guarantor that is a Trustee, each trust of which it is trustee as set out in the Accession Letter for that Additional Borrower or, as the case may be, that Additional Guarantor.

“Relevant Trust Deed” means, in relation to a Trustee, the trust deed as described opposite its name in Part 1 of Schedule 1 or as described in the relevant Accession Letter, as the case may be.

“Repeating Representations” means each of the representations set out in Clause 18 (Representations) (other than in Clauses 18.5(b), 18.13 (No proceedings pending or threatened), 18.20 (Laws), 18.22(g) and 18.22(i) and 18.23 (Repetition)).

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“Resignation Letter” means a letter substantially in the form set out in Schedule 6 (Form of Resignation Letter).

“Rollover Loan” means one or more Loans:

(a)	made or to be made on the same day that a Loan matures;

(b)	the aggregate amount of which is equal to or less than the maturing Loan;

(c)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(d)	made or to be made to the same Borrower for the purpose of continuing a maturing Loan.

“Screen Rate” means:

(a)	in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Reuters screen (being, at the date of this Agreement, LIBOR01);

(b)	in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period displayed on the appropriate page of the Reuters screen (being, at the date of this Agreement, EURIBOR01);

(c)	in relation to USD LIBOR, the British Bankers’ Association Interest Settlement Rate for US dollars and the relevant period displayed on the appropriate page on the Reuters screen (being, at the date of this Agreement, LIBOR01).

(d)	If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement, notice or arrangement having a similar effect.

“Shareholders Funds” means at any time, in respect of the Group the aggregate of:

(a)	all paid up ordinary and preferred share capital;

(b)	all reserves;

(c)	all retained earnings; and

(d)	all loans from shareholders subordinated in right of repayment to the Lenders,

as shown by the latest consolidated Financial Statements for the Group provided to the Agent under Clause 19.1 (Financial statements).

“Single Purpose Entity” means any member of the Group other than an Obligor, which:

(a)	is incorporated, organised or established, and which exists at all times, solely for the purpose of holding, directly or indirectly, an ownership interest in an asset or related group of assets (which together comprise a single project) or operating an asset or such a group of assets;

(b)	does not engage in any business not specifically related to such asset or such group or the financing thereof; and

(c)	does not have any assets or Financial Indebtedness other than those relating specifically to its ownership interest in such asset or such group or the financing thereof.

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“Single Purpose Holding Entity” means any member of the Group, other than an Obligor, which:

(a)	is incorporated, organised or established, and which exists at all times, solely for the purpose of holding, directly or indirectly, an ownership interest in a Single Purpose Entity;

(b)	does not engage in any business, not specifically related to its ownership interest in such Single Purpose Entity; and

(c)	does not have any assets other than its shares or other ownership interests in such Single Purpose Entity.

“Specified Time” means a time determined in accordance with Schedule 9 (Timetables).

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies.

“Subsidiary” means a subsidiary within the meaning of Part 1.2 Division 6 of the Corporations Act 2001 (Cth).

“TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

“TARGET Day” means any day on which TARGET is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Act” means the Income Tax Assessment Act 1936.

“Termination Date” means:

(a)	in relation to the Tranche A Facility, 15 July 2005 (or such later date as may be agreed under Clause 3.3 (Extension of Termination Date)); and

(b)	in relation to the Tranche B Facility, 15 July 2009.

“Total Assets” means, in respect of the Group, the Total Assets as shown in the latest consolidated Financial Statements for the Group provided to the Agent under Clause 19.1 (Financial statements) but adjusted so as to:

(a)	exclude:

(i)	the amount of provisions for losses, depreciation and amortisation;

(ii)	any provisions for income yet to mature;

(iii)	any provisions for bad or doubtful debts;

(iv)	any future taxation benefits resulting from Tax losses incurred; and

(v)	any amount of a distribution or dividend paid since the date of the latest consolidated Financial Statements for the Group provided to the Agent under Clause 19.1 (Financial statements) to the extent that no provision has been made in those Financial Statements;

(b)	include the proceeds of any issue of share capital or any calls on issued capital made since the date of the latest consolidated Financial Statements for the Group provided to the Agent under Clause 19.1 (Financial statements) to the extent that those proceeds constitute an addition to assets but not to the extent those proceeds are used to discharge any liability;

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(c)	make such other adjustments under GAAP which the Company considers appropriate and an independent auditor acceptable to the Agent determines are necessary to reflect changes since the date of the latest consolidated Financial Statements for the Group provided to the Agent under Clause 19.1 (Financial statements).

“Total Commitments” means, at any time, the aggregate of the Total Tranche A Facility Commitments and the Total Tranche B Facility Commitments at that time.

“Total Financial Indebtedness” means, at any time all Financial Indebtedness of the Group outstanding at that time, but excluding:

(a)	any intra-Group loans, borrowings and credit support arrangements outstanding at that time;

(b)	Financial Indebtedness that is secured on a Limited Recourse Basis;

(c)	guarantees provided by F.H. Faulding & Co. Limited and Faulding Healthcare Pty Ltd to support pharmacy related loans; and

(d)	operating leases held by any member of the Group outstanding at that time.

“Total Tangible Assets” means, at any time, the total book value of all assets of the Group on a consolidated basis as shown in the latest consolidated Financial Statements for the Group provided to the Agent under Clause 19.1 (Financial statements), but after deducting all Intangible Assets.

“Total Tranche A Facility Commitments” means, at any time, the aggregate of the Tranche A Facility Commitments at that time.

“Total Tranche B Facility Commitments” means, at any time, the aggregate of the Tranche B Facility Commitments at that time.

“Tranche A Facility” means the revolving loan facility made available under this Agreement as described in Clause 2.1(a) (The Facilities).

“Tranche A Facility Commitment” means:

(a)	in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Tranche A Facility Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Tranche A Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount in the Base Currency of any Tranche A Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Tranche A Facility Loan” means a loan made or to be made under the Tranche A Facility or the principal amount outstanding for the time being of that loan.

“Tranche B Facility” means the revolving loan facility made available under this Agreement as described in Clause 2.1(b) (The Facilities).

“Tranche B Facility Commitment” means:

(a)	in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Tranche B Facility Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Tranche B Facility Commitment transferred to it under this Agreement; and

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(b)	in relation to any other Lender, the amount in the Base Currency of any Tranche B Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Tranche B Facility Loan” means a loan made or to be made under the Tranche B Facility or the principal amount outstanding for the time being of that loan.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to a transfer the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date which is the fifth Business Day after the date of delivery of the relevant Transfer Certificate to the Agent, or such earlier Business Day endorsed by the Agent on such Transfer Certificate.

“Treaty Lender” means a UK Treaty Lender or a US Treaty Lender.

“Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“Trust” means any Relevant Trust.

“Trust Deed” means any Relevant Trust Deed.

“Trustee” means:

(a) an Additional Borrower that is described in the relevant Accession Letter as being the trustee of one or more trusts;

(b) an Original Guarantor that has a trust set out opposite its name in Part 1 of Schedule 1; or

(c) an Additional Guarantor that is described in the relevant Accession Letter as being the trustee of one or more trusts.

“UK Qualifying Lender” means in relation to a Borrower who is a resident for tax purposes in the United Kingdom, a Lender which is:

(a)	within the charge to United Kingdom corporation tax in respect of and beneficially entitled to any payment of interest on a Loan, such Loan having been made by a person that was a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988 of the United Kingdom at the time the Loan was made;

(b)	a company resident in the United Kingdom for tax purposes or a company not resident in the United Kingdom for tax purposes but which carries on a trade in the United Kingdom through a permanent establishment and brings into account in computing its chargeable profits payments made to it under this Agreement which, in each case, is beneficially entitled to payments made to it under this Agreement; or

(c)	a UK Treaty Lender.

“UK Treaty Lender” means a Lender which:

(a)	is treated as a resident of a Treaty State for the purposes of the UK Treaty; and

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(b)	does not carry on a business in the United Kingdom through a permanent establishment with which its participation in the Loan is effectively connected.

“United States Person” has the meaning given in section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“U.S. Borrower” means any Borrower that is incorporated anywhere in the United States of America.

“USD LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate; or

(b)	(if the rate referred to in the paragraph (a) is not available for US dollars or period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by at least 3 Reference Banks, as of the Specified Time on the Quotation Day for the offering of deposits in US Dollars and for a period comparable to the Interest Period of the relevant Loan.

“US Qualifying Lender” means in relation to a Borrower who is either a United States Person or who is a resident for tax purposes in the United States, a Lender which is:

(a)	a United States Person;

(b)	is not a United States Person, but has, prior to becoming a Lender hereunder, and as and when required by the United States Internal Revenue Code of 1986, as amended (the “US Code”), delivered to the U.S. Borrower such certificates and other evidence establishing that with respect to payments of principal, interest or fees hereunder, it is not subject to US federal withholding tax or is totally or partially exempt for US withholding tax under a provision of an applicable tax treaty (but if partially exempt, still will not subject the U.S. Borrower to any withholding tax thereunder), or it is not a “bank” for purposes of Section 881(c)(3)(A) of the US Code, or a 10% shareholder for purposes of Section 881(c)(3)(B) of the US Code, or is controlled by a foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the US Code; or

(c)	is a US Treaty Lender.

“US Treaty Lender” means in relation to a Loan to a U.S. Borrower, a Lender which is not a United States Person and is entitled to submit valid IRS forms that entitle such Lender to a complete exemption from withholding of United States Federal income tax on the receipt of payment of principal, interest or fees under this Agreement, as the context may require.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

1.2	Construction

(a)	Any reference in this Agreement to:

(i)	“assets” includes present and future properties, revenues and rights of every description;

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(ii)	the “European interbank market” means the interbank market for euro operating in Participating Member States;

(iii)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(iv)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)	a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(vi)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(vii)	a provision of law is a reference to that provision as amended or re-enacted;

(viii)	“beneficiaries” of a trust includes unitholders; and

(ix)	unless a contrary indication appears, a time of day is a reference to Melbourne time.

(b)	Section, Clause, Schedule and Annexure headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

1.3	Currency Symbols

“$”, “Australian dollars”, “dollars” denote the lawful currency of the Commonwealth of Australia, “sterling” and “£” denote the lawful currency of the United Kingdom, “EUR” and “euro” mean the single currency unit of the Participating Member States and “US$”, “US dollars” and “United States dollars” denote the lawful currency of the United States of America.

1.4	Trustees

Each Trustee enters into this Agreement and each of the other Finance Documents to which it is expressed to be a party in its personal capacity and in its capacity as trustee of its Relevant Trust.

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SECTION 2

THE FACILITIES

2.	THE FACILITIES

2.1	The Facilities

Subject to the terms of this Agreement, the Lenders will make available to the Borrowers:

(a)	a multicurrency revolving cash advance and loan note subscription facility in an aggregate amount equal to the Total Tranche A Facility Commitments; and

(b)	a multicurrency revolving cash advance and loan note subscription facility in an aggregate amount equal to the Total Tranche B Facility Commitments.

The cash advance facilities referred to in paragraphs (a) and (b) are only available to the English Borrowers and the U.S. Borrowers. The loan note subscription facilities referred to in paragraphs (a) and (b) are only available to the Australian Borrowers.

2.2	Lenders’ rights and obligations

(a)	The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3	Multiple Participants

Despite Clause 2.2 (Lenders’ rights and obligations), the Parties acknowledge and agree that:

(a)	where two or more financial institutions (“Multiple Participants”) appear as one Lender in respect of a Commitment, that Commitment is made by the Multiple Participant whose name first appears in respect of that Lender in Part II of schedule 1 (Original Lenders) or, as the case may be, in the relevant document for that Lender that is executed pursuant to clause 23 (Changes to the Lenders);

(b)	where any of the Multiple Participants is obliged to do anything under a Finance Document as a Lender which one of them actually does it will be determined by any one of them in its absolute discretion, provided that thing is done in accordance with the Finance Documents;

(c)	the performance by any Multiple Participant of an obligation of the relevant Lender under a Finance Document will satisfy, to the extent of that performance, the obligation of the relevant Lender (and each other related Multiple Participant) under the Finance Document, provided that the performance of that obligation is in accordance with the Finance Documents;

(d)	a payment to any Multiple Participant in respect of an obligation to pay the relevant Lender will satisfy, to the extent of that payment, the obligation to pay the other related Multiple Participants;

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(e)	a consent from, communication to or by, or the exercise of a discretion by, any Multiple Participant in its capacity as a Lender, binds all of the other related Multiple Participants as a Lender; and

(f)	“Lender”:

(i)	in relation to a Loan, shall be a reference to whichever of the Multiple Participants will or has actually provided that Loan; and

(ii)	otherwise, subject to Clause 2.3(a) and so far as it relates to any one or more of the related Multiple Participants, means any or all of those Multiple Participants (as applicable).

3.	PURPOSE

3.1	Purpose

(a)	Each Borrower shall apply all amounts received by it under the Tranche A Facility solely towards the following:

(i)	refinancing the Financial Indebtedness under the Existing Facility Agreement;

(ii)	its short term working capital requirements; and

(iii)	its general corporate purposes (including as a source of funding for acquisitions and permitted restructures) of the Group.

(b)	Each Borrower shall apply all amounts received by it under the Tranche B Facility solely towards:

(i)	refinancing the Financial Indebtedness under the Existing Facility Agreement; and

(ii)	its general corporate purposes (including as a source of funding for acquisitions and permitted restructures) of the Group.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

3.3	Extension of Termination Date

(a)	The Company may provide to the Agent on a day at least 45 days prior to the prevailing Termination Date in relation to the Tranche A Facility, a request to extend the Termination Date in respect of the Tranche A Facility for a further 364 days provided such extended Termination Date shall not extend beyond 15 July 2008. Each Lender will not have any obligation to extend the Termination Date in respect of the Tranche A Facility and any decision whether to agree to such extension will be at its sole and absolute discretion.

(b)	Each Lender agrees to execute an amending agreement or other document, each in form and substance satisfactory to it, to formalise:

(i)	any extension to the Termination Date for the Tranche A Facility from time to time in accordance with Clause 3.3(a); and

(ii)	if applicable, the cessation of a Party in its capacity as a Lender (including itself) in respect of the Tranche A Facility from time to time, to the extent not all Lenders agree to an extension of the Termination Date for the Tranche A Facility at the relevant time.

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4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(b)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Maximum number of Loans

(a)	A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than ten Loans would be outstanding (unless otherwise agreed by the Agent (acting on the instructions of the Majority Lenders)).

(b)	Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.3.

4.4	Method of utilisation

An Australian Borrower may only utilise a Facility by way of Loan Notes. An English Borrower or a U.S. Borrower may only utilise a Facility by way of cash advances.

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SECTION 3

UTILISATION

5.	UTILISATION

5.1	Delivery of a Utilisation Request

A Borrower may utilise a Facility by delivery not later than the Specified Time (or such shorter period as otherwise agreed by the Agent (acting on the instructions of all the Lenders)) to the Agent of a Utilisation Request duly completed and signed by an Authorised Officer of the Borrower.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the name of the relevant Borrower and whether it is an Australian Borrower, English Borrower or U.S. Borrower;

(ii)	it identifies the Facility to be utilised;

(iii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iv)	it identifies the means by which the Facility is to be utilised;

(v)	the currency and amount of the Utilisation comply with Clause5.3 (Currency and amount);

(vi)	the currency of the Utilisation is an Available Currency; and

(vii)	the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request delivered by a Borrower must be an Available Currency for that Borrower.

(b)	In the case of a proposed Tranche A Facility Loan, the amount of the Loan must be:

(i)	if the currency selected is the Base Currency, a minimum of $5,000,000 and an integral multiple of $1,000,000;

(ii)	if the currency selected is sterling, a minimum of £2,000,000 and an integral multiple of £1,000,000;

(iii)	if the currency selected is euro, a minimum of EUR2,000,000 and an integral multiple of EUR1,000,000;

(iv)	if the currency selected is United States dollars, a minimum of US$2,000,000 and an integral multiple of US$1,000,000; or

(v)	if the currency selected is an Optional Currency, a minimum amount (and an integral multiple) as specified by the Agent on the date the Company and the Agent (acting on the instructions of all Lenders) agree such currency is to be an Optional Currency,

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or in any case, if less, the Available Facility in relation to the Tranche A Facility, but so that the total Base Currency Amount for all Tranche A Facility Loans will not exceed the Total Tranche A Facility Commitments.

(c)	In the case of a proposed Tranche B Facility Loan, the amount of the Loan must be:

(i)	if the currency selected is the Base Currency, a minimum of $10,000,000 and an integral multiple of $5,000,000;

(ii)	if the currency selected is sterling, a minimum of £5,000,000 and an integral multiple of £5,000,000;

(iii)	if the currency selected is euro, a minimum of EUR5,000,000 and an integral multiple of EUR5,000,000;

(iv)	if the currency selected is United States dollars, a minimum of US$5,000,000 and an integral multiple of US$5,000,000; or

(v)	if the currency selected is an Optional Currency, a minimum amount (and an integral multiple) as specified by the Agent on the date the Company and the Agent (acting on the instructions of all Lenders) agree such currency is to be an Optional Currency, or in any case, if less, the Available Facility in relation to the Tranche B Facility but so that the total Base Currency Amount for all Tranche B Facility Loans will not exceed the Total Tranche B Facility Commitments.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available through its Relevant Facility Office.

(b)	The Lenders shall, subject to the terms of this Agreement, subscribe for Loan Notes of the Australian Borrowers and by way of subscription make available to the Australian Borrowers the loan note subscription facilities that form part of the Facilities.

(c)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(d)	A Lender need not provide the funds to make available (in cash) a Loan to the extent that the Borrower is redrawing a Loan which would otherwise be repaid on the Utilisation Date.

(e)	The Agent shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan at the Specified Time.

5.5	Issue of Loan Notes

(a)	The Australian Borrowers shall issue the Loan Notes to each Lender in accordance with the relevant Loan Note Deed Poll.

(b)	The issue of Loan Notes is to be effected by the inscription in the Register by the Agent of the information described in Clause 31.2 (The Register).

(c)	Before the first Utilisation Date, the Original Australian Borrowers will sign and seal the Original Loan Note Deed Poll and forward it to the Agent in escrow. On receipt of the money referred to in Clause 5.4 (Lenders’ participation), the Agent will date the Original Loan Note Deed Poll and the Original Australian Borrowers will be taken to have delivered the Original Loan Note Deed Poll.

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(d)	In respect of each Additional Australian Borrower, before the first Utilisation Date for that Additional Australian Borrower, the Additional Australian Borrower will sign and seal an Additional Loan Note Deed Poll and forward it to the Agent in escrow. On receipt of the money referred to in Clause 5.4 (Lenders’ participation) for the relevant Utilisation by that Additional Australian Borrower, the Agent will date the Additional Loan Note Deed Poll and the Additional Australian Borrower will be taken to have delivered the Additional Loan Note Deed Poll.

(e)	On receipt of the funds from each Lender in accordance with Clause 5.4 (Lenders’ participation) the Agent shall do the following in respect of drawings by Australian Borrowers.

(i)	Pay those funds to the relevant account specified in the Utilisation Request.

(ii)	In the case of the first Utilisation Date in respect of each Australian Borrower, enter the Loan Notes to be issued under paragraph (a) in the Register.

(iii)	In the case of each Utilisation Date amend the Register to reflect the revised principal amount outstanding.

5.6	Reliquefication bills

(a)	Each Australian Borrower irrevocably and for value authorises each Lender (at the option of the Lender) from time to time:

(i)	to prepare reliquefication bills of exchange in relation to a Loan to it denominated in Australian dollars; and

(ii)	to sign them as drawer or endorser in the name of and on behalf of the Australian Borrower.

(b)	The total face amount of reliquefication bills prepared by any Lender and outstanding in relation to any Loan must not at any time exceed:

(i)	that Lender’s share of the principal amount of that Loan; plus

(ii)	the total interest on that share over the relevant Interest Period.

(c)	Reliquefication bills must mature on or before the last day of the relevant Interest Period.

(d)	Each Lender may realise or deal with any reliquefication bill prepared by it as it thinks fit.

(e)	(i)	Each Lender shall indemnify the relevant Australian Borrower on demand against all liabilities, costs and expenses incurred by the Australian Borrower by reason of it being a party to a reliquefication bill prepared by that Lender.

	(ii)	This paragraph (e) does not affect any obligation of the Australian Borrower under the Finance Documents. In particular the obligations of the Australian Borrower to make payments under the Finance Documents are not in any way affected by any liability of a Lender, contingent or otherwise, under this indemnity.

(f)	If a reliquefication bill is presented to the Australian Borrower and the Australian Borrower discharges it by payment, the amount of that payment will be deemed to have been applied against the moneys payable to that Lender.

5.7	Currency Fluctuations

(a)

On or within seven Business Days of each Calculation Date, the Agent may calculate, as at the Calculation Date, the aggregate Base Currency Equivalent on that date of all Tranche A Facility Loans and Tranche B Facility Loans that are denominated in a currency other than the Base

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Currency and notify the relevant Borrower of any amount required to be paid by it to the Agent under Clause 5.7(b).

(b)	If, at a Calculation Date:

(i)	the aggregate amount of all Tranche A Facility Loans that are denominated in the Base Currency and the Base Currency Equivalent of all Tranche A Facility Loans that are denominated in a currency other than the Base Currency is greater than 105% of the Total Tranche A Facility Commitments (the amount, if any, greater than 105% being the “Tranche A Excess”); or

(ii)	the aggregate amount of all Tranche B Facility Loans that are denominated in the Base Currency and the Base Currency Equivalent of all Tranche B Facility Loans that are denominated in a currency other than the Base Currency is greater than 105% of the Total Tranche B Facility Commitments (the amount, if any, greater than 105% being the “Tranche B Excess”), a Borrower must, upon receiving notice from the Agent under Clause 5.7(a), immediately pay to the Agent by way of prepayment an amount equal to the Tranche A Excess or the Tranche B Excess, as applicable.

5.8	Remittance of proceeds

On receipt of funds from each Lender in accordance with Clause 5.4 (Lenders’ participation) the Agent shall pay those funds to the relevant account specified in the Utilisation Request.

6.	AVAILABLE CURRENCIES

6.1	Selection of currency

A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Loan in a Utilisation Request, but only from the Available Currencies for that Borrower.

6.2	Unavailability of a currency

If before the Specified Time on the day specified in Schedule 9:

(a)	the Agent has received notice from a Lender that the Available Currency (other than the Base Currency) requested is not readily available to it in the amount required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Available Currency (other than the Base Currency) would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower to that effect by the Specified Time on the day set out in Schedule 9. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the maturing Loan that is due to be repaid) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

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SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

7.	CANCELLATION AND VOLUNTARY PREPAYMENT

7.1	Voluntary cancellation

The Company may, if it gives the Agent written notice of not less than 30 days (or such shorter period as the Majority Lenders may agree), cancel the whole or any part (being integral multiples of $5,000,000 for the Tranche A Facility and integral multiples of $10,000,000 for the Tranche B Facility) of an Available Facility. Any cancellation under this Clause 7.1 shall reduce the Commitments of the Lenders rateably under that Facility.

7.2	Voluntary Prepayment of Loans

The Borrower to which a Loan has been made may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of $5,000,000).

7.3	Right of repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Company under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

the Company may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

(b)	On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan.

7.4	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this Clause 7 or under the relevant Loan Note Deed Poll shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under a Finance Document shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement, any part of a Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

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(d)	The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement or the relevant Loan Note Deed Poll.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Company or the affected Lender or Lenders, as appropriate.

7.5	Repayment of Loans

Each English Borrower or U.S. Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period except to the extent it is being redrawn in the same currency in accordance with this Agreement.

7.6	Repayment of Amounts Outstanding

Each English Borrower and each U.S. Borrower must pay or repay all Loans made to it which are outstanding under a Facility together with all accrued interest and other amounts owing by that Borrower in respect of that Facility in full to the Agent for the account of the Lenders on the Termination Date for that Facility or on any other date on which all Loans under that Facility are, or are required to be, repaid or prepaid in full in accordance with the Finance Documents.

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SECTION 5

COSTS OF UTILISATION

8.	INTEREST

8.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin;

(b)	the Base Rate; and

(c)	Mandatory Cost, if any.

8.2	Payment of interest

An English Borrower or a U.S. Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period) and when the Loan is repaid or prepaid.

8.3	Default interest

(a)	If an Obligor (other than an Australian Borrower) fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate 2 per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement or each Loan Note Deed Poll (although the parties acknowledge that, in the case of a rate of interest for a Loan in a currency other than the Base Currency, the Agent shall give this notice promptly on the next day (other than a Saturday or Sunday) on which banks are open for general business in Melbourne). Such notice shall also identify the Mandatory Cost (if any) that forms part of the rate of interest.

8.5	Margin is fixed for Interest Period

The Margin, once determined by the Agent on the first day of an Interest Period for a Loan, shall be fixed for the purposes of that Loan only for the entire Interest Period.

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9.	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)	A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)	Subject to this Clause 9, a Borrower (or the Company) may select an Interest Period of 1, 2, 3, 4, 5 or 6 Months or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders).

(c)	An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(d)	A Loan has one Interest Period only.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Absence of quotations

Subject to Clause 10.2 (Market disruption), if a Base Rate is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable Base Rate shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2	Market disruption

(a)	If a Market Disruption Event occurs in relation to a Loan for any Interest Period for which the Base Rate was to have been LIBOR, USD LIBOR or EURIBOR, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)	In this Agreement “Market Disruption Event” means:

(i)	at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR, USD LIBOR or, if applicable, EURIBOR for the relevant currency and period; or

(ii)	before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed fifty per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR, USD LIBOR or, if applicable, EURIBOR.

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10.3	Alternative basis of interest or funding

(a)	If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

10.4	Break Costs

(a)	Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.	FEES

11.1	Commitment fee

(a)	The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of:

(i)	35 per cent of the Margin in respect of the Tranche A Facility on that Lender’s Available Commitment under the Tranche A Facility for the Availability Period applicable to the Tranche A Facility; and

(ii)	40 per cent of the Margin in respect of the Tranche B Facility on that Lender’s Available Commitment under the Tranche B Facility for the Availability Period applicable to the Tranche B Facility.

(b)	The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the Availability Period and on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)	The commitment fee accrues daily. Any change in the Margin shall take effect for the purposes of calculating the commitment fee in respect of paragraphs (a) and (b) in the definition of “Margin” in Clause 1.1 (Definitions) on and from each date on which the Agent receives a Compliance Certificate that indicates that there has been a change in the Debt to Earnings Ratio so as to cause a change in the Margin.

11.2	Arrangement fee

The Company shall pay to the Arranger an arrangement fee in the amounts and at the times agreed in a Fee Letter.

11.3	Agent’s fee

The Company shall pay to the Agent (for its own account) a fee in the amount and at the times agreed in a Fee Letter.

11.4	Establishment fee

The Company shall pay to each Original Lender no later than the date of this Agreement an establishment fee in the amount agreed in a Fee Letter with that Original Lender.

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SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12.	TAX GROSS-UP AND INDEMNITIES

12.1	Definitions

(a)	In this Clause 12:

“Protected Party” means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)	In this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction unless such Tax Deduction is required by law.

(b)	The Company or a Lender shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)	Except as provided in paragraphs (d), (e) and (f) below, if a Tax Deduction is required by law to be made by an Obligor except in relation to a Tax described in Clause 12.3(b), the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	An Obligor resident for tax purposes in the United Kingdom as a matter of the law applicable in the United Kingdom is not required to make an increased payment under paragraph (c) above to a Lender that is not, or has ceased to be (other than by reason of a change in (or in the interpretation, administration, or application of) any law or UK Treaty, or any published practice or concession of any relevant taxing authority, after the date it became a Lender under this Agreement), a UK Qualifying Lender in excess of the amount that the Obligor would have had to pay had the Lender been, or not ceased to be, a UK Qualifying Lender.

(e)	An Obligor resident for tax purposes in the United Kingdom as a matter of law applicable in the United Kingdom is not required to make an increased payment under paragraph (c) above to a UK Treaty Lender if the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause 12.2(i) below.

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(f)	An Obligor that is a United States Person is only required to make an increased payment under paragraph (c) above to:

(i)	a Lender that is not, or has ceased to be (other than by reason of a change in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant taxing authority, after the date it became a Lender under this Agreement) a US Qualifying Lender in excess of the amount that the Obligor would have had to pay had the Lender been, or not ceased to be, a US Qualifying Lender; and

(ii)	and to the extent such Obligor is making a payment to an Australian resident (as defined by Article 4.1(a) of the United States-Australian Income Tax Treaty (the “US-Aust. Treaty”)), such Australian resident Lender is a “bank or other financial institution”, as defined by Article 11.3(b) of the US-Aust. Treaty, and is entitled to the benefits of the US-Aust. Treaty with respect to such payment.

(g)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(h)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(i)	A Treaty Lender and an Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

12.3	Tax indemnity

(a)	The Company shall (within five Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

(b)	Paragraph (a) shall not apply with respect to any Tax assessed on a Finance Party:

(i)	if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction (unless the Finance Party is treated as resident in that jurisdiction solely because of entering into, carrying out its obligations under or enforcing its rights under a Finance Document); or

(ii)	which is Australian Withholding Tax in respect of any interest paid to a Prohibited Associate of the relevant Obligor.

(c)	A Protected Party making or intending to make a claim pursuant to paragraph (a) shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent.

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12.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to that Tax Payment; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

subject to Clause 26 (Conduct of business by the Finance Parties), the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

12.5	Stamp duties and Taxes

The Company shall:

(a) pay; and

(b) within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to,

all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6	Indirect Tax

(a)	All payments to be made by an Obligor under or in connection with any Finance Document have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when the Obligor makes the payment:

(i)	it must pay to the Finance Party an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and

(ii)	the Finance Party will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Tax.

(b)	Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the Indirect Tax.

13.	INCREASED COSTS, ILLEGALITY AND CHANGE OF CONTROL

13.1	Increased costs

(a)	Subject to Clause 13.3 (Exceptions) the Company shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement. This includes, without limitation, any law or regulation with regard to capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from any Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including, without limitation, as a result of any reduction in the rate of return on capital as more capital is required to be allocated);

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(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)	Each Finance Party shall, at the time the Agent makes a demand under Clause 13.1(a) (Increased Costs) in respect of its Increased Costs, provide a certificate confirming the amount of its Increased Costs and specifying the details of both the circumstances giving rise to its rights to make the demand and the calculation of the amount.

13.3	Exceptions

(a)	Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied); or

(iii)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)	A demand under Clause 13.1 (Increased Costs), if made more than 180 days after the relevant Finance Party became aware of and was able to quantify the Increased Costs, cannot be made in respect of any period occurring more than 180 days before the date of the demand.

(c)	In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Definitions).

13.4	Illegality

If it becomes unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Loan to an English Borrower or a U.S. Borrower:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

(c)	each such Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

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13.5	Change of control

If any person has or acquires voting power (as defined in section 610 of the Corporations Act 2001 (Cth)) in the Company of more than 20%:

(a)	the Company shall promptly notify the Agent upon becoming aware of that event; and

(b)	if the Majority Lenders so require, the Agent shall, by not less than 90 days notice to the Company, cancel the Facilities and declare all outstanding Loans made to a U.S. Borrower or an English Borrower, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facilities will be cancelled and all such outstanding amounts will become immediately due and payable.

14.	INDEMNITIES

14.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	the Information Memorandum or any other information produced or approved by the Company being or being alleged to be misleading or deceptive in any respect;

(c)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement;

(d)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Lenders);

(e)	funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone);

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(f)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company; or

(g)	an amount being paid or payable by that Finance Party to the Agent under Clause 25.10 (Lenders’ Indemnity to the Agent).

14.3	Indemnity to the Agent

The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	only in relation to Optional Currencies, entering into or performing any foreign exchange contract for the purposes of providing such currencies; or

(c)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

15.	MITIGATION BY THE LENDERS

15.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable to it under, or its Commitment cancelled pursuant to, any of the following Clauses: Clause 8.1 (Illegality) of a Loan Note Deed Poll or Clause 13 (Increased costs, illegality and change of control) or Clause 12 (Tax gross-up and indemnities) of this Agreement (other than Clause 12.6 (Indirect Tax)) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.	COSTS AND EXPENSES

16.1	Transaction expenses

The Company shall promptly on demand pay the Agent and the Arranger the amount of all costs and expenses (including legal fees and out-of-pocket expenses) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, management and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

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16.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 30.9 (Change of currency), the Company shall, within five Business Days of demand, reimburse the Agent and other Finance Parties for the amount of all costs and expenses (including legal fees) reasonably incurred by or for the account of the Agent and other Finance Parties in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement costs

The Company shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees and out-of-pocket expenses) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or in connection with anything referred to in Clause 14.2(c) (Other indemnities).

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SECTION 7

GUARANTEE

17.	GUARANTEE AND INDEMNITY

17.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it (or anything which would have been an obligation guaranteed by it if not unenforceable, invalid or illegal) is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

17.2	Continuing guarantee

This guarantee and indemnity is a continuing guarantee and indemnity and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any payment to or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced for any reason (including, without limitation, as a result of insolvency, breach of fiduciary or statutory duties or any similar event):

(a)	the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

17.4	Waiver of defences

The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause 17, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person;

(c)	any composition or arrangement with any creditor of any member of the Group;

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(d)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(f)	any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(g)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(h)	any insolvency or similar proceedings; or

(i)	this Agreement or any other Finance Document not being executed by or binding against any Borrower, any other Guarantor or any other party.

References in Clause 17.1 (Guarantee and indemnity) to obligations of the Borrower or amounts due will include what would have been obligations or amounts due but for any of the above, as well as obligations and amounts due which result from any of the above.

17.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 17.

17.7	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of or provider of security for any Obligor’s obligations under the Finance Documents; and/or

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(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

17.8	Additional security

This guarantee and indemnity is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

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SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party on the date of this Agreement.

18.1	Status

(a)	It is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

18.2	Binding obligations

Subject to the Qualifications of Law that relate to the jurisdiction of incorporation or organisation of that Obligor, the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations.

18.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	subject to the Qualifications of Law that relate to the jurisdiction of incorporation or organisation of that Obligor, any law or regulation applicable to it;

(b)	its constitutional documents (or replaceable rules); or

(c)	any agreement or instrument binding upon it or any other Obligor or any of its or any other Obligor’s assets which is reasonably likely to have a Material Adverse Effect.

18.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

18.5	Validity and admissibility in evidence

(a)	Subject to the Qualifications of Law that relate to the jurisdiction of incorporation or organisation of that Obligor, all Authorisations required or desirable:

(i)	to enable it lawfully to enter into and perform its obligations in the Finance Documents to which it is a party;

(ii)	other than in the case of a U.S. Borrower or an English Borrower, to make the Finance Documents to which it is a party enforceable against it in its jurisdiction of incorporation; and

(iii)	in the case of a U.S. Borrower or an English Borrower, to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

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(b)	The Compliance Program has not identified that it has failed to obtain any Authorisations required or desirable for it to carry on its business, and which are material, except to the extent that such failure would not have, or be reasonably likely to have a Material Adverse Effect.

18.6	Governing law and enforcement

(a)	Subject to the Qualifications of Law that relate to the jurisdiction of incorporation or organisation of that Obligor, the choice of law referred to in Clause 43 (Governing law) and Clause 14 (Governing law) of each Loan Note Deed Poll as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)	Subject to the Qualifications of Law that relate to the jurisdiction of incorporation or organisation of that Obligor, any judgment obtained in any jurisdiction referred to in Clause 44 (Enforcement) in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

18.7	Deduction of Tax

Subject to the Qualifications of Law that relate to the jurisdiction of incorporation or organisation of that Obligor, it is not required under the law applicable where it is incorporated or resident or at its address specified in this Agreement to make any deduction for or on account of Tax from any payment it may make under any Finance Document except:

(a)	Australian Withholding Tax in respect of interest paid to non-residents not acting through an Australian permanent establishment or to Australian residents acting through an overseas permanent establishment:

(i)	payable by a Guarantor; or

(ii)	payable by an Australian Borrower:

(A)	under this Agreement; or

(B)	to a Prohibited Associate of the Australian Borrower under each Loan Note Deed Poll;

(b)	amounts required to be withheld under:

(i)	Subdivision 12-E; or

(ii)	Subdivision 260-A,

of Schedule 1 of the Taxation Administration Act 1953;

(c)	any deduction that may be required as a result of a failure by a Lender to comply with Clause 5.4(a); or

(d)	Irish withholding Tax required to be withheld where an exemption pursuant to section 246 of the Irish Taxes Consolidation Act, 1997 does not apply.

18.8	No filing or stamp taxes

Under the law of any relevant jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

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18.9	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries’) assets are subject which is reasonably likely to have a Material Adverse Effect.

18.10	No misleading information

(a)	Any factual information provided by or on behalf of an Obligor to a Finance Party (including information provided for the purposes of the Information Memorandum) (excluding projections) was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	Any financial projections provided by an Obligor or contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information provided by an Obligor or contained in the Information Memorandum being untrue or misleading in any material respect.

18.11	Financial statements

(a)	All Financial Statements which have been furnished to the Agent pursuant to Clause 19.1 (Financial statements) were prepared in accordance with GAAP consistently applied.

(b)	All Financial Statements which have been furnished to the Agent pursuant to Clause 19.1 (Financial statements) give a true and fair view and represent the consolidated financial condition and operations of the Group during the relevant financial year.

(c)	There has been no material adverse change in the business or consolidated financial condition of the Group since the date to which the Financial Statements last given to the Agent pursuant to Clause 19.1 (Financial statements) are prepared.

18.12	Pari passu ranking

Subject to the Qualifications of Law that relate to the jurisdiction of incorporation or organisation of that Obligor, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.13	No proceedings pending or threatened

On the basis of the files held within the Company’s legal department, there is no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which have been commenced against it or any of its Subsidiaries, which would, in the opinion of the management of that entity (or in the opinion of that entity’s legal advisers), be reasonably likely to be adversely determined against that entity and have a Material Adverse Effect.

18.14	Trustee

It does not enter any Finance Document, or hold any property, as a trustee other than as disclosed in Part 1 of Schedule 1 or in an Accession Letter.

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18.15	Authorised Signatures

Any person specified as its authorised signatory under Schedule 2 (Conditions precedent) or Clause 19.4(d) (Information: miscellaneous) is authorised to sign Utilisation Requests and other notices on its behalf.

18.16	Commercial benefit

The entering into and performance by it of its obligations under the Finance Documents to which it is expressed to be a party is for its commercial benefit and is in its commercial interests.

18.17	Insurance

All its assets are insured for amounts and against risks for which a person holding similar assets and carrying on a similar business would prudently take out insurance.

18.18	Representations true

Each of its representations and warranties contained in the Finance Documents is correct and not misleading when made or repeated.

18.19	Solvency

(a)	It is able to pay all its debts as and when they become due and payable.

(b)	It is not presumed to be insolvent under the Corporations Act 2001 (Cth) or any other applicable law.

18.20	Laws

The Compliance Program has not identified the non-compliance by it of any legal or statutory obligations applicable to it, its assets and the business carried on by it where such non-compliance would have, or be reasonably likely to have, a Material Adverse Effect.

18.21	No immunity

It does not, nor do any of its assets, enjoy immunity from any suit or execution.

18.22	Trustee representations and warranties

Each Trustee makes the following representations and warranties in respect of its Relevant Trust and its Relevant Trust Deed:

(a)	It is empowered by the Trust Deed:

(i)	to enter into and perform the Finance Documents to which it is expressed to be a party and to carry on the transactions contemplated by those documents; and

(ii)	to carry on its business as now conducted or contemplated and to own its assets, in its capacity as trustee of the Trust.

(b)	All necessary resolutions have been duly passed and all consents, approvals and other procedural matters have been obtained or attended to as required by the Trust Deed for it to enter into and perform the Finance Documents to which it is expressed to be a party.

(c)	It is the sole trustee of the Trust.

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(d)	No property of the Trust has been re-settled or set aside or transferred to any other trust other than in compliance with both the relevant Trust Deed and the Finance Documents.

(e)	The Trust has not been terminated, nor has any event for the vesting of the assets of the Trust occurred.

(f)	Except to the extent expressly contemplated by its Relevant Trust Deed in cases of wilful fraud or dishonesty or wilful fraud and wrongdoing, its right of indemnity out of, and lien over, the assets of the Trust have not been limited in any way. Without limitation, it has no liability which may be set off against that right of indemnity.

(g)	The Compliance Program has not identified that the Trust Deed does not comply with all applicable laws except to the extent that non-compliance would not have, or be reasonably likely to have, a Material Adverse Effect.

(h)	It has complied with its obligations and duties under the Trust Deed except to the extent that non-compliance would not have, or be reasonably likely to have, a Material Adverse Effect.

(i)	It has complied with its obligations and duties under trust law generally except to the extent that non-compliance would not have, or be reasonably likely to have, a Material Adverse Effect.

(j)	No action has been taken or proposed to remove it as trustee of the Trust.

(k)	True copies of the Trust Deed and other documents relating to the Trust have been provided to the Agent’s lawyers and disclose all the terms of the Trust of which it is aware.

(l)	The assets of the Trust are available to satisfy any right of indemnity which the Trustee has to be indemnified out of the assets of the Trust.

(m)	Entry into this Agreement and each other Finance Document to which it is expressed to be a party is for the benefit of the beneficiaries of the Trust.

18.23	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(a)	the date of each Utilisation Request, each Utilisation Date and the last day of each Interest Period;

(b)	in the case of an Additional Borrower, the day on which the company becomes (or it is proposed that the company becomes) an Additional Borrower, respectively; and

(c)	in the case of an Additional Guarantor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Guarantor, respectively.

19.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

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19.1	Financial statements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)	soon as the same become available, but in any event within 120 days after the end of each of its financial years, its Financial Report and its audited consolidated Financial Statements together with all other reports (if any) as are required to be attached to the Financial Statements in order for the Company to comply with any legislation to which the Company or the Group is subject to for that financial year; and

(b)	as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years, its Financial Report and its unaudited consolidated Financial Statements together with all other reports (if any) as are required to be attached to the Financial Statements in order for the Company to comply with any legislation to which the Company or the Group is subject to for that financial half year.

19.2	Compliance Certificate

(a)	The Company shall supply to the Agent, with each set of Financial Statements delivered pursuant to paragraph (a) or (b) of Clause 19.1 (Financial statements), a Compliance Certificate confirming and setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial covenants), Clause 21.9 (Guarantor Group) and Clause 22.13 (Change of business) together with any associated calculations as at the date as at which those Financial Statements were drawn up.

(b)	Each Compliance Certificate shall be signed by the Group Treasurer of the Company.

19.3	Requirements as to financial statements

(a)	Subject to Clause 19.3(b), the Company shall procure that each Financial Report and set of Financial Statements delivered pursuant to Clause 19.1 (Financial statements) is prepared using GAAP.

(b)	If the implementation of new accounting standards described as the International Accounting Standards into GAAP would cause the interpretation or application of any of the undertakings in Clause 20 (Financial Covenants) or Clause 21 (General Undertakings) to change, the parties will immediately discuss in good faith appropriate changes to the Finance Documents so as to ensure to the extent possible the position of the parties is not changed after those new accounting standards are implemented into GAAP.

(c)	The Company shall procure that each set of Management Accounts is prepared with all due care in accordance with usual corporate policies for the preparation of such accounts.

19.4	Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally promptly after they are dispatched;

(b)	promptly upon the commencement of any litigation, arbitration or administrative proceedings against the Company or any of its Subsidiaries that, in the opinion of the management of the Company or any of its Subsidiaries (or in the opinion of that entity’s legal advisers), are reasonably likely to be adversely determined against that entity and have a Material Adverse Effect, details of such litigation, arbitration or administrative proceedings;

(c)	promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request; and

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(d)	promptly, notice of any change in authorised signatories of any Borrower signed by a delegate of the Board of the Borrower accompanied by specimen signatures of any new signatories and evidence of such delegate’s authority to provide such notice.

19.5	Notification of default

(a)	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its senior officers (one of whom must be the Chief Financial Officer or the Company Secretary of the Company) on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.6	Change in credit rating

The Company shall notify the Agent immediately after it notifies the Australian Stock Exchange Limited of any change in the long-term corporate credit rating assigned to it by Standard & Poor’s or Moody’s (or any withdrawal or loss of any such rating).

20.	FINANCIAL COVENANTS

20.1	Interest Cover Ratio

(a)	The Company must ensure that, for each Calculation Period ending on a Calculation Date, the Interest Cover Ratio is not less than 3.0 to 1.0 as at such Calculation Date unless the Material Acquisition Interest Cover Ratio Exemption applies in which event the Interest Cover Ratio must not be less than 2.75 to 1.0 as at such Calculation Date provided that the Company shall, within 6 months of the date of completion of the relevant acquisition that relates to the Material Acquisition Interest Cover Ratio Exemption (or if completion does not occur on the last day of a calendar month, within 6 months of the last day of the calendar month in which the date of completion occurs), ensure that the Interest Cover Ratio, if it were to be tested at the end of such 6 month period (on the basis of the then most recent Management Accounts or, if appropriate, half-yearly Financial Statements), would not be less than 3.0 to 1.0.

(b)	Subject to Clause 20.1(c), the Material Acquisition Interest Cover Ratio Exemption applies where:

(i)	the Company or any member of the Group has made an acquisition which is forecast by the Company at the time of completion of the acquisition to cause a breach of the Interest Cover Ratio at the next Calculation Date; and

(ii)	the Company, at the time of completion of the acquisition, notifies the Agent in writing that it has made such an acquisition.

(c)	The Material Acquisition Interest Cover Ratio Exemption can only apply in respect of one Calculation Date during the term of the Tranche B Facility and only if the Material Acquisition Debt to Earnings Ratio Exemption has not previously applied (unless unanimously agreed by all of the Lenders (acting reasonably)).

20.2	Debt to Earnings Ratio

(a)

The Company must ensure that, for each Calculation Period ending on a Calculation Date, the Debt to Earnings Ratio does not exceed 3.0 to 1.0 as at such Calculation Date unless the Material Acquisition Debt to Earnings Ratio Exemption applies in which event the Debt to Earnings Ratio must not exceed 3.5 to 1.0 as at such Calculation Date provided that the Company shall, within 6

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months of the date of completion of the relevant acquisition that relates to the Material Acquisition Debt to Earnings Ratio Exemption (or if completion does not occur on the last day of a calendar month, within 6 months of the last day of the calendar month in which the date of completion occurs), ensure that the Debt to Earnings Ratio, if it were to be tested at the end of such 6 month period (on the basis of the then most recent Management Accounts or, if appropriate, half-yearly Financial Statements), would not exceed 3.0 to 1.0.

(b)	Subject to Clause 20.2(c), the Material Acquisition Debt to Earnings Ratio Exemption applies where:

(i)	the Company or any member of the Group has made an acquisition which is forecast by the Company at the time of completion of the acquisition to cause a breach of the Debt to Earnings Ratio at the next Calculation Date; and

(ii)	the Company, at the time of completion of the acquisition, notifies the Agent in writing that it has made such an acquisition.

(c)	The Material Acquisition Debt to Earnings Ratio Exemption can only apply in respect of one Calculation Date during the term of the Tranche B Facility and only if the Material Acquisition Interest Cover Ratio Exemption has not previously applied (unless unanimously agreed by all of the Lenders (acting reasonably)).

20.3	Total Financial Indebtedness to Total Financial Indebtedness and Shareholders Funds

The Company must ensure that the ratio of Total Financial Indebtedness to the aggregate of Total Financial Indebtedness and Shareholders Funds does not exceed 0.40 to 1.0 as at each Calculation Date.

21.	GENERAL UNDERTAKINGS

The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1	Authorisations

(a)	Each Obligor shall promptly:

(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)	supply certified copies to the Agent of, any Authorisation required:

(iii)	to enable it to perform its obligations under the Finance Documents and to ensure the legality, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document and in relation to it; and

(iv)	for it to carry on its business or in relation to any of its assets to the extent that the failure by it to obtain or maintain such Authorisation is reasonably likely to have a Material Adverse Effect.

(b)	Each Obligor must not do anything which would prevent the renewal of any Authorisation referred to in Clause 21.1(a).

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21.2	Negative pledge

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	Paragraph (a) does not apply to:

(i)	any Security described in Schedule 8;

(ii)	any lien, rights of retention and statutory charges arising by operation of law in the ordinary course of business where the related indebtedness is not overdue or is being contested in good faith and is appropriately provisioned;

(iii)	any Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(A)	the Security existed at the time the asset was acquired by a member of the Group;

(B)	the Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(C)	the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and

(D)	the Security is on a Limited Recourse Basis;

(iv)	any Security created with the prior written consent of the Agent acting on the instructions of the Majority Lenders;

(v)	any Security created by a member of the Group in favour of another member of the Group;

(vi)	any Security in the form of a cross charge on the interest of a member of the Group in a joint venture that only secures the performance of an obligation (other than an obligation to pay or repay money) of the member of the Group as a joint venturer in favour of one or more other parties to the joint venture under or in respect of such joint venture, provided, however, that the Security does not extend to any other assets owned by the member of the Group and that the recourse of the holder of the Security is limited solely to the property the subject of the Security and any proceeds from the enforcement of the Security;

(vii)	any Security of the following description or arising in the following transactions:

(A)	collateral posted against obligations under exchange-traded forward sale contracts entered into in the ordinary course of business, provided the collateral posted or pledged is limited to the goods subject to such contracts;

(B)	netting provisions arising under any International Swaps and Derivatives Association Master Agreement or International Foreign Exchange Master Agreement where the relevant transactions are entered into in connection with the ordinary business activities or financing arrangements of any member of the Group;

(C)	cash management arrangements and any netting or set-off arrangement entered into in the ordinary course of banking arrangements;

(viii)

a Security over property, or product or revenue derived from property, for the financing or refinancing of the acquisition or development, extension, redevelopment, construction, modification or improvement of that property where the principal amount secured does not exceed the acquisition cost or the cost of development, extension, redevelopment, construction, modification or improvement (as the case may be) and where the recourse of

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the holder of the Security is limited solely to the property, product or revenue the subject of the Security and any proceeds from the enforcement of the Security;

(ix)	a Security of the kind referred to in paragraph (viii) above except that the recourse of the holder of relevant Security includes any form of recourse to, or credit support from, a member of the Group (whether directly or indirectly) beyond that contemplated by paragraph (viii), provided:

(A)	the Security is discharged within 12 months of its creation; and

(B)	in the event that the recourse to, or credit support from, a member of the Group is in the form of a Security over any of the assets of that member of the Group, that Security is expressly permitted under any of paragraphs (i) to (viii) above and does not result in a breach of the proviso at the end of this Clause 21.2;

(x)	a Security over receivables or other monetary assets granted in connection with a securitisation arrangement for those assets, or in respect of the discounting of receivables, to secure obligations in relation to that arrangement so long as the principal amount of those obligations does not exceed the aggregate face amount of such receivables or other monetary assets and the total value of all such receivables and monetary assets does not exceed A$200 million (or its equivalent in one or more other currencies); or

(xi)	any Security created in respect of the obligations of Wasserburger Arzneimittelwerk Dr. Madaus GmbH (“Wasserburger”) under a loan agreement dated May 1999 between Wasserburger and IKB Deutsche Industriebank AG (“IKB”) of an amount up to EUR3,732,430 including the security arrangements dated May 1999 and November 2002/July 2003 between IKB and Wasserburger and entered into the land register of the local court of Wasserburg /Inn in Volume 60 Page 2009 in the name of IKB, provided that the aggregate book value of all assets which are the subject of the Securities created or existing under paragraphs (ii) to (vii) above does not at any time exceed an amount equal to 10% of Total Tangible Assets.

21.3	Disposals

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of, part with possession of, or create an interest in, any asset.

(b)	Paragraph (a) does not apply to any sale, lease, transfer or other disposal:

(i)	made in the ordinary course of ordinary business of the disposing entity;

(ii)	made between Obligors;

(iii)	of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose;

(iv)	of obsolete assets identified as such in the Financial Statements (in particular, the balance sheet, which has, in the case of the annual balance sheet, been audited, and in the case of the semi-annual balance sheet, has been the subject of an audit review by the Company’s external auditors);

(v)

of assets (other than those referred to in paragraphs (b)(i), (ii), (iii) and (iv) above) provided that the aggregate book value of all such assets disposed of in a Financial Year must not exceed 10% of Total Assets of the Group as calculated by reference to the latest

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consolidated Financial Statements for the Group provided to the Agent pursuant to Clause 19.1 (Financial statements); or

(vi)	made with the prior written consent of the Agent (acting on the instructions of the Majority Lenders).

21.4	Merger

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, scheme or arrangement or corporate reconstruction.

(b)	Clause 21.4(a) does not apply to:

(i)	a corporate reconstruction that satisfies the following conditions:

(A)	the member of the Group undergoing the reconstruction (Transferor) is not a Borrower;

(B)	the Transferor is solvent at the time of the reconstruction;

(C)	if the reconstruction involves a sale, transfer or other disposal of any of the Transferor’s assets (including shares in any Subsidiary) or business the purchaser, transferee or disponee is a member of the Group;

(D)	the reconstruction would not breach any of the other provisions of this Agreement or otherwise constitute a Default; and

(E)	without limiting paragraph (D) above, if the Transferor is a Guarantor, the covenants in Clause 21.9 (Guarantor Group) will, based on the most recent Management Accounts, be complied with immediately following the reconstruction; or

(ii)	any amalgamation, demerger, merger or corporate reconstruction (other than a corporate reconstruction specified in Clause 21.4(b)(i)) which has the prior written consent of the Agent (acting on the consent of the Majority Lenders).

(c)	Within five Business Days after the reconstruction, the Company shall provide to the Agent details of the calculations supporting compliance with the requirement in this Clause 21.4(b)(i)(E) in respect of a corporate reconstruction involving a Guarantor.

21.5	Maintenance of capital

No Obligor shall:

(a)	pass a resolution under sections 254N or 260B of the Corporations Act 2001 (Cth);

(b)	reduce or pass a resolution to reduce its capital;

(c)	buy-back or pass a resolution to buy-back, any of its shares; or

(d)	attempt or take any steps to do anything which it is not permitted to do under Clauses 21.5(a), (b) or (c),

other than with the Agent’s prior written consent unless shareholder approval (whether by way of ordinary or special resolution) is not required for the above in which case the Agent’s consent will not be required.

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21.6	Compliance with laws

Each Obligor must comply with all laws and legal requirements, including each judgement, award, decision, finding or any other determination of a Governmental Agency, which applies to it or any of its assets, where failure to do so will have or be reasonably likely to have a Material Adverse Effect.

21.7	Operating Lease Rentals

The Company shall ensure that the aggregate amount of all Operating Lease Rentals paid or payable by all members of the Group does not exceed A$100,000,000 (or its equivalent in one or more other currencies) in any Financial Year.

21.8	Ownership of the Obligors

The Company shall ensure that each other Obligor is and remains a wholly-owned Subsidiary of the Company (unless otherwise agreed by the Agent (acting on the instructions of the Majority Lenders)).

21.9	Guarantor Group

(a)	Subject to Clause 21.1(b), the Company shall ensure that as at each Calculation Date and on each date contemplated by Clause 21.4(b)(i)(E), sufficient of its wholly-owned Subsidiaries are Guarantors to ensure that based on its most recent Management Accounts:

(i)	MA Total Assets of the Guarantors is equal to or greater than 90% of MA Total Assets of the Group; and

(ii)	EBIT of the Guarantors (calculated on a basis that the Guarantors comprise the “Group” as referred to in the definition of “EBIT” in Clause 1.1 (Definitions)) is equal to or greater than 90% of EBIT.

(b)	The Company:

(i)	shall be entitled to rely on its most recent Management Accounts in ascertaining compliance with Clause 21.9(a);

(ii)	shall not be in breach of Clause 21.9(a) to the extent that the most recent Management Accounts from time to time reflect compliance with that clause; and

(iii)	shall only be required to comply with Clause 21.9(a)(ii) on and from 30 June 2003.

(c)	For the purposes of this Clause 21.9:

(i)	“MA Total Assets of the Guarantors” means the total assets of the Guarantors as reflected in the most recent Management Accounts; and

(ii)	“MA Total Assets of the Group” means the total assets of the Group as reflected in the most recent Management Accounts.

21.10	Guarantees, bonds, standby or documentary letter of credit, etc.

No Obligor shall, at any time, permit the aggregate amount indemnified by all of the Obligors in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of indebtedness payable by any member of the Group to exceed A$100,000,000 (or its equivalent in one or more currencies).

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21.11	Undertakings relating to Trust

Each Trustee undertakes as follows in relation to its Relevant Trust and its Relevant Trust Deed:

(a)	It shall ensure that the Trust Deed is not amended in any material respect without the prior written consent of the Agent (acting on the instructions of the Majority Lenders).

(b)	It shall ensure that there is no resettlement, setting aside or transfer of any asset of the Trust other than a resettlement, setting aside or transfer that complies with both the relevant Trust Deed and the Finance Documents.

(c)	It shall fully comply with its obligations under the Trust Deed and under trust law generally except to the extent that non-compliance would not have, or be reasonably likely to have, a Material Adverse Effect.

(d)	It shall ensure that, except with the prior written consent of the Agent (acting on the instructions of the Majority Lenders) no other person is appointed trustee of the Trust.

(e)	It shall not do, except with the prior written consent of the Agent (acting on the instructions of the Majority Lenders) anything which would cause or enable its removal or replacement, nor will it retire, as trustee of the Trust.

(f)	It shall ensure that, except with the prior written consent of the Agent (acting on the instructions of the Majority Lenders) the vesting date is not determined, and will not otherwise alter, shorten or fix the vesting date under the Trust Deed.

(g)	It shall ensure that:

(i)	in respect of the Trust, there is no restriction or limitation on or derogation from its rights of subrogation or indemnity (whether or not arising under the Trust Deed) except as is expressly provided in the Trust Deed in cases of wilful fraud or dishonesty or wilful fraud and wrongdoing; and

(ii)	its lien over the assets of the Trust will have priority over the rights of the beneficiaries of the Trust.

(h)	It shall not vest, distribute or advance any capital of the Trust other than as permitted by the Finance Documents or with the prior written consent of the Agent (acting on the instructions of the Majority Lenders).

(i)	It shall promptly give to the Agent copies of all material documents and notices relating to any matters referred to in paragraphs (a) to (h) above received by it from any beneficiary of the Trust or which it gives to a beneficiary of the Trust.

21.12	Legal Compliance Procedures and Compliance Program

The Company shall implement and maintain the Legal Compliance Procedures and the Compliance Program. Such Compliance Program will reflect that which a prudent company of similar standing to that of the Company would implement and maintain.

22.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 22 is an Event of Default.

22.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by a technical error; and

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(b)	payment is made within 2 Business Days of its due date.

22.2	Financial covenants and Guarantor Group

Any requirement of Clause 20 or Clause 21.9 is not satisfied or an Obligor otherwise breaches any of its obligations under Clause 20 (Financial covenants) or Clause 21.9 (Guarantor Group).

22.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 22.1 (Non-payment) and Clause 22.2 (Financial covenants and Guarantor Group)) or with any condition of any waiver or consent by a Finance Party under or in connection with any Finance Document.

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the earlier of:

(i)	the Agent giving notice to the Company specifying the failure to comply; or

(ii)	an Obligor becoming aware of the failure to comply.

22.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

22.5	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default or review event (however described).

(c)	No Event of Default will occur under this Clause 22.5 if the aggregate amount of Financial Indebtedness falling within paragraphs (a) to (b) above is less than A$10,000,000 (or its equivalent in any other currency or currencies).

22.6	Insolvency

(a)	Subject to paragraph (d), a member of the Group is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	Subject to paragraph (d), a moratorium is declared in respect of any indebtedness of any Obligor or any wholly-owned Subsidiary of the Company.

(c)	An Obligor ceases to carry on business or is deregistered.

(d)	No Event of Default under paragraph (a) or (b) will occur where any action or matter of the kind referred to in paragraph (a) and/or (b) occurs in relation to no more than two Minor Subsidiaries provided the Company is not in breach of section 588V of the Corporations Act 2001 (Cth).

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22.7	Insolvency proceedings

(a)	Subject to Clause 22.7(b), any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation, winding-up or reorganisation of any member of the Group which is not an Obligor;

(ii)	a composition, assignment or arrangement with any creditor of any member of the Group;

(iii)	the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, receiver and manager, Controller (as defined in the Corporations Act 2001(Cth)), administrator, administrative receiver, compulsory manager or other similar officer in respect of any member of the Group, or any of its assets; or

(iv)	enforcement of any Security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

(b)	No Event of Default under paragraph (a) will occur where any corporate action, legal proceedings or other procedure or step specified in paragraph (a) above is taken in relation to no more than two Minor Subsidiaries.

22.8	Creditors’ process

Any attachment, sequestration, distress or execution affects any asset or assets of a member of the Group of an amount exceeding A$10,000,000 (or its equivalent in any other currency or currencies) and is not discharged within 10 Business Days.

22.9	Expropriation

Any expropriation, compulsory acquisition or resumption affects any asset or assets of a member of the Group with an aggregate book value exceeding A$5,000,000 (or its equivalent in any other currency or currencies) except where:

(a)	the relevant member receives full and fair compensation upon the expropriation, compulsory acquisition or resumption occurring;

(b)	the relevant expropriation, compulsory acquisition or resumption is discharged within 10 Business Days; or

(c)	within 10 Business Days of the expropriation, compulsory acquisition or resumption occurring, an amount equal to the aggregate book value of the relevant asset or assets is paid to the Agent on the following basis:

(i)	to prepay all outstanding Tranche B Facility Loans by that amount and in permanent cancellation of the Total Tranche B Facility Commitments by that amount; or

(ii)	in the event that the Total Tranche B Facility Commitments have been cancelled in full, to prepay all outstanding Tranche A Facility Loans by that amount and in permanent cancellation of the Total Tranche A Facility Commitments by that amount.

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22.10	Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

22.11	Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document or a Finance Document otherwise is or becomes void, voidable or unenforceable (either in the whole or in part).

22.12	Material Adverse Effect

Any event (or series of events) occurs which, in the opinion of the Agent (acting on the instructions of the Majority Lenders), has had or is reasonably likely to have a Material Adverse Effect.

22.13	Change of business

As at any Calculation Date, Healthcare does not constitute at least 85% of each of EBITDA and Total Assets.

22.14	ASX Listing

The Company ceases to be listed, or its shares quoted, on the Australian Stock Exchange Limited.

22.15	Trust Events of Default

(a)	A Trustee is not or ceases to be the sole trustee of its Relevant Trust without the prior written consent of the Agent (acting on the instructions of the Majority Lenders);

(b)	the beneficiaries resolve to wind up a Trust, or a Trustee is required to wind up the Trust under the relevant Trust Deed or applicable law, or the winding up of a Trust commences, in each case without the prior written consent of the Agent (acting on the instructions of the Majority Lenders);

(c)	a Trust is held by a court not to have been constituted or to have been imperfectly constituted;

(d)	a Trust is conceded by a Trustee not to have been constituted or to have been imperfectly constituted and the relevant deficiency is not cured within ten Business Days of such concession;

(e)	a Trust Deed is rescinded or revoked without the prior written consent of the Agent (acting on the instructions of the Majority Lenders);

(f)	any property held subject to a Trust is resettled, distributed or disposed of except as expressly permitted pursuant to both the relevant Trust Deed and any Finance Document;

(g)	without the prior written consent of the Agent (acting on the instructions of the Majority Lenders), a Trustee ceases to be authorised under the Trust to hold the property of the Trust in its name and to perform its obligations under the Finance Documents; or

(h)	a Trustee ceases to be entitled to be indemnified out of the assets of the Trust in respect of its obligations under the Finance Documents or to have a lien over them.

22.16	Proceedings

Any litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which have been commenced against the Company or any of its Subsidiaries would, in the opinion of the management of that entity (or in the opinion of that entity’s legal advisers), be

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reasonably likely to be adversely determined against that entity and have a Material Adverse Effect.

22.17	Authorisations

Any Obligor has failed to obtain any Authorisations required or desirable for it to carry on its business, and which are material, except to the extent that failure so to do would not have or be reasonably likely to have a Material Adverse Effect.

22.18	Legal and statutory obligations

Any Obligor has not complied with any legal or statutory obligations applicable to it, its assets and the business carried on by it where such non-compliance would have, or be reasonably likely to have, a Material Adverse Effect.

22.19	Acceleration

On and at any time after the occurrence of an Event of Default the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable; and/or

(c)	declare that all or part of the Loans be payable on demand.

The Agent may do all or any of these things.

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SECTION 9

CHANGES TO PARTIES

23.	CHANGES TO THE LENDERS

23.1	Assignments and transfers by the Lenders

Subject to this Clause 23, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	where applicable, transfer any of its Loan Notes, and transfer by novation any of its other rights and obligations,

to another bank or financial institution or (where the Lender remains Lender of record) a securitisation vehicle or other vehicle for funding purposes (the “New Lender”).

23.2	Conditions of assignment or transfer

(a)	The consent of the Company is required for an assignment or transfer by a Lender, unless:

(v)	the assignment or transfer is to another Lender or an Affiliate of a Lender;

(vi)	an Event of Default is subsisting; or

(vii)	the assignment or transfer is to a securitisation or funding vehicle where the Lender remains lender of record.

(b)	The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Lender has requested it unless consent is expressly refused by the Company within that time.

(c)	An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

(d)	A transfer will only be effective if the procedure set out in Clause 23.5 (Procedure for transfer) is complied with.

(e)	Any assignment or transfer by an Existing Lender to a New Lender shall only be effective if it transfers or assigns the Existing Lender’s share of each Facility and where applicable, Loan Notes, pro rata.

(f)	A Lender shall not transfer, where applicable, a Loan Note or, assign or transfer rights in respect of a Loan Note to a person whom the officers of the relevant Existing Lender involved on a day to day basis in the administration of the Facilities know to be an Associate of the relevant Borrower.

(g)	Subject to clause 23.2(f), if a Lender notifies the Company of its intention to transfer or assign to a specified person and the Company does not within 14 days advise the Lender that such person is an Associate of the relevant Borrower, the Lender may assume the person is not an Associate of that Borrower and assign or transfer to such person accordingly.

(h)	Subject to paragraph (i), if:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Relevant Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting

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through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs, illegality and change of control) of this Agreement, then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(i)	Paragraph (h) will not apply in relation to payments under Clause 12 (Tax Gross-Up and Indemnities) in relation to Australian Withholding Tax if the Existing Lender was acting through a Facility Office in Australia, or the previous Facility Office was in Australia, and the New Lender, or the Lender acting through the new Facility Office, is not a Prohibited Associate of the Borrower.

23.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect or the Transfer Certificate is delivered to the Agent under Clause 23.5 (Procedure for transfer), pay to the Agent (for its own account) a fee of $1,500.

23.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor or any other person;

(iii)	the performance and observance by any Obligor or any other person of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities and any other person in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities and any other person whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

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23.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below on the later of:

(i)	the Transfer Date specified in the Transfer Certificate delivered by the Existing Lender to the Agent; and

(ii)	the fifth Business Day after the date of delivery of such Transfer Certificate to the Agent or, if earlier, the Business Day which is on or after the date of delivery and is endorsed by the Agent on the Transfer Certificate.

(iii)	The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. Each other party to this Agreement irrevocably authorises the Agent to do so on its behalf.

(b)	On the Transfer Date:

(i)	where applicable, Loan Notes are transferred as specified in the Transfer Certificate;

(ii)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its other rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(iii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iv)	the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement;

(v)	the New Lender shall become a Party as a “Lender” and entitled to the benefits of any other Finance Document entered into by the Agent as agent for the Lenders; and

(vi)	where applicable, the Agent shall update the Register to reflect the transfer of Loan Notes with the New Lender as holder. Any updates to the Register under this Clause 23.5(b)(vi) shall not constitute the issue of a new Loan Note.

23.6	Disclosure of information

Any Lender may disclose to any of its Affiliates and any other person:

(a)	to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(b)	with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

(c)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

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any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate.

23.7	Sub-Participation

A Lender may grant a sub-participation interest in any or all of the Lender’s rights and obligations under this Agreement and the other Finance Documents to any other person without having to obtain the consent of, or to notify, an Obligor provided that the Lender remains the lender of record.

24.	CHANGES TO THE OBLIGORS

24.1	Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.2	Additional Borrowers

(a)	The Company may request that any of its Approved Subsidiaries become an Additional Borrower. That Approved Subsidiary shall become an Additional Borrower if:

(i)	the Company and the Approved Subsidiary deliver to the Agent a duly completed and executed Accession Letter executed as a deed poll;

(ii)	in the case of an Approved Subsidiary that will, upon accession, be an Additional Australian Borrower, a duly completed and executed Additional Loan Note Deed Poll; and

(iii)	the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)	The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

24.3	Resignation of a Borrower

(a)	The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

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24.4	Additional Guarantors

(a)	The Company may request that any of its wholly-owned Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

(i)	the Company and the Subsidiary deliver to the Agent a duly completed and executed Accession Letter executed as a deed poll; and

(ii)	the Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(b)	The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent).

24.5	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

24.6	Resignation of a Guarantor

(a)	The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case);

(ii)	the Guarantor is not also a Borrower that owes any Financial Indebtedness under this Agreement as a Borrower;

(iii)	the Company delivers to the Agent evidence in form and substance satisfactory to the Agent (acting on the instructions of all the Lenders) that the cessation of the Guarantor as a Guarantor would not result in a breach of Clause 21.9 (Guarantor Group); and

(iv)	all the Lenders have consented to the Company’s request.

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SECTION 10

THE FINANCE PARTIES

25.	ROLE OF THE AGENT AND THE ARRANGER

25.1	Appointment of the Agent

(a)	Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents. The Agent will be agent for the Arranger and the Lenders except as described in paragraph (c).

(b)	Each of the Arranger and the Lenders authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)	Where the Agent provides services in connection with the administration of the Loans, and the Loan Notes, that is when it calculates rates and amounts, keeps records, keeps the Register, receives and distributes payments and information received under Clauses 19.1 (Financial statements) and 19.4 (Information: miscellaneous), and receives and deals with Utilisation Notices, it does not provide those services as agent for the Arranger or the Lenders, but as principal, but the remainder of this Clause 25 still applies.

25.2	Duties of the Agent

(a)	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

(c)	The Agent shall promptly notify the Lenders of any Default arising under Clause 22.1 (Non-payment).

(d)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature. The Agent has no other duties except as expressly provided in the Finance Documents.

25.3	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

25.4	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5	Business with the Group

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

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25.6	Rights and discretions of the Agent

(a)	The Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	Notwithstanding any other provision of any Finance Document to the contrary, no Agent nor any Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or a breach of any of its obligations under any Finance Document.

25.7	Majority Lenders’ instructions

(a)	Unless a contrary indication appears in a Finance Document, the Agent shall (i) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and the Arranger.

(c)	The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) or under paragraph (d) until it has received such security as it may require for any cost, loss or liability (including any associated Indirect Tax) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

25.8	Responsibility for documentation

Neither the Agent nor the Arranger:

(a)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

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(b)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document.

25.9	Exclusion of liability

(a)	Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it, or for omitting to take action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause 25.9.

(c)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

25.10	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

25.11	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in Australia as successor by giving notice to the Lenders and the Company.

(b)	Alternatively the Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)	If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in Australia).

(d)	The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

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25.12	Confidentiality

(a)	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

25.13	Relationship with the Lenders

The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Relevant Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

25.14	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document;

(d)	the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document; and

(e)	the compliance by any Obligor or any other person with the Finance Documents or any other documents.

25.15	Agent’s Management Time

Any amount payable to the Agent under Clause 14.3 (Indemnity to the Agent), Clause 16 (Costs and expenses) and Clause 25.10 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 11 (Fees).

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25.16	Lender’s tax status

Each Lender confirms in favour of the Agent on the date of this Agreement or, in the case of a Lender which becomes a Party pursuant to a transfer or assignment, on the date on which the relevant transfer or assignment becomes effective that:

(a)	in relation to a Loan from it (and, for the avoidance of doubt, in the case of a Lender who is a Multiple Participant, from the relevant Multiple Participant) to an English Borrower it (or, as applicable, that relevant Multiple Participant) is or will be a UK Qualifying Lender; and

(b)	in relation to a Loan from it (and, for the avoidance of doubt, in the case of a Lender who is a Multiple Participant, from the relevant Multiple Participant) to a U.S. Borrower, it (or, as applicable that relevant Multiple Participant) is or will be a US Qualifying Lender,

(c)	and each Lender shall promptly notify the Agent if there is any change in that position. If the Agent receives such notification from a Lender it shall promptly notify the Company.

26.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement or any Loan Note Deed Poll will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27.	SHARING AMONG THE LENDERS

27.1	Payments to Lenders

If a Lender (a “Recovering Lender”) receives or recovers any amount other than in accordance with Clause 30 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Lender shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 30.5 (Partial payments).

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27.2	Redistribution of payments

(a)	The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 30.5 (Partial payments).

(b)	Unless paragraph (c) applies:

(i)	the receipt or recovery referred to in Clause 27.1 (Payments to Lenders) will be taken to have been a payment for the account of the Agent and not to the Recovering Lender for its own account, and the liability of the relevant Obligor to the Recovering Lender will only be reduced to the extent of any distribution retained by the Recovering Lender under Clause 27.1(c); and

(ii)	(without limiting sub-paragraph (i)) the relevant Borrower shall indemnify the Recovering Lender against a payment under Clause 27.1(c) to the extent that (despite sub-paragraph (i)) its liability has been discharged by the recovery or payment.

(c)	Where:

(i)	the amount referred to in Clause 27.1 (Payments to Lenders) was received or recovered otherwise than by payment (for example, set off); and

(ii)	the relevant Obligor, or the person from whom the receipt or recovery is made, is insolvent at the time of the receipt or recovery, or at the time of the payment to the Agent, or becomes insolvent as a result of the receipt, or recovery or the payment, then the following will apply so that the Finance Parties have the same rights and obligations as if the money had been paid by the relevant Obligor to the Agent for the account of the Finance Parties and distributed accordingly:

(iii)	each other Finance Party will assign to the Recovering Lender an amount of the debt owed by the relevant Obligor to that Finance Party under the Finance Documents equal to the amount received by that Finance Party under paragraph (a);

(iv)	the Recovering Lender will be entitled to all rights (including interest and voting rights) under the Finance Documents in respect of the debt so assigned; and

(v)	that assignment will take effect automatically on payment of the Sharing Payment by the Agent to the other Finance Party.

27.3	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

(a)	each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay);

(b)	to the extent necessary, any debt assigned under Clause 27.2(c) will be reassigned; and

(c)	the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

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27.4	Exceptions

(a)	This Clause 27 shall not apply to the extent that the Recovering Lender would not, after making the payment pursuant to this Clause 27, have a valid and enforceable claim (or right of proof in an administration) against the relevant Obligor.

(b)	A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Lender of the legal or arbitration proceedings; and

(ii)	the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

28.	COMPLIANCE WITH LOAN NOTE DEED POLL

Each Finance Party shall comply with each Loan Note Deed Poll.

29.	PUBLIC OFFER

29.1	Arranger’s representations, warranties and undertakings

The Arranger undertakes, represents and warrants to the Original Australian Borrowers as follows.

(a)	On behalf of the Original Australian Borrowers it made invitations for the subscription of Loan Notes and corresponding participations:

(i)	in the form agreed with the Company to at least ten parties, each of whom the Arranger’s relevant officers involved in the transaction on a day to day basis believe carries on the business of providing finance or investing or dealing in securities in the course of operating in financial markets, for the purposes of s128F(3)(a)(i) of the Tax Act, and each of whom has been disclosed to the Company; or

(ii)	in an electronic form that is used by financial markets for dealing in debentures (as defined in s128F(9) of the Tax Act).

(b)	At least 10 of the parties to whom it has made invitations referred to in paragraph (a)(i) are not, to the knowledge of the relevant officers involved in the transaction, Associates of any of the others of those 10 offerees.

(c)	It has not made and will not make offers or invitations referred to in paragraph (a)(i) above to parties whom its relevant officers involved in the transaction on a day to day basis are aware are Offshore Associates of the relevant Original Australian Borrower.

29.2	Borrower’s confirmation

Each Borrower confirms that none of the potential offerees whose names were disclosed to it by the Arranger before the date of this Agreement were known or suspected by it to be an Offshore Associate of the Borrower or an Associate of any other such offeree and it will immediately advise the Arranger or the Agent if the parties disclosed to it by the Arranger or the Agent are known or suspected by it to be an Offshore Associate of the Borrower or an Associate of any other offeree.

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29.3	Lender’s representations and warranties

(a)	Each Lender named in Schedule 1 represents and warrants to each Original Australian Borrower that:

(b)	it received an invitation pursuant to Clause 29.1(a)(i) and it was, at the time of the invitation, and it will be, at the time it acquires an Original Loan Note, carrying on the business of providing finance, or investing or dealing in securities, in the course of operating in financial markets; or

(c)	its participation under this Agreement resulted from the invitation referred to in clause 29.1(a)(ii).

29.4	Information

In connection with any Original Loan Note held by it or issued to it, each of the Arranger and each Lender named in Schedule 1 will provide to the Company when reasonably requested by the Company any factual information in its possession or which it is reasonably able to provide to assist the Company to demonstrate (based upon tax advice received by the Company) that the public offer test under s128F of the Tax Act has been satisfied in relation to the Original Loan Note; and where to do so will not in the Arranger’s or the Lender’s reasonable opinion breach any law or regulation or any duty of confidence.

29.5	Legal Restrictions

The Arranger and each Lender undertakes to the Obligors that it will not directly or indirectly offer or sell Loan Notes or distribute or circulate any offer document or other material in connection with the Loan Notes in any jurisdiction except under circumstances which would result in compliance with the laws and regulations of that jurisdiction.

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SECTION 11

ADMINISTRATION

30.	PAYMENT MECHANICS

30.1	Payments to the Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account:

(i)	in the case of Australian dollars, at the city of the Agent; or

(ii)	in the case of any other currency, in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London), with such bank as the Agent specifies.

(c)	Payment by an Obligor to the Agent for the account of a Finance Party satisfies the Obligor’s obligation to make that payment.

30.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor) and Clause 30.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Relevant Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in Australia, in the case of Australian dollars, and, in the case of any other currency, in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

30.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 32 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4	Clawback

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

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30.5	Partial payments

(a)	If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent or the Arrangers under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by all the Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

30.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.7	Business Days

(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

30.8	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

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30.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

31.	REGISTER

31.1	Establishment of Register

The Agent shall establish and maintain a register in the Australian Capital Territory, Victoria or New South Wales or any other place in Australia approved by the Company (taking into account stamp duty considerations).

31.2	The Register

(a)	The Agent shall inscribe the following information in the Register in respect of each Loan Note:

(i)	its issue date, maximum principal amount and outstanding principal amount;

(ii)	the relevant Loan Note Deed Poll under which it was issued;

(iii)	the name and address of the initial Lenders and each subsequent Lender;

(iv)	the account or address in Australia or outside Australia of the Lender to which payments are to be made; and

(v)	details of all transfers or assignments, advances, repayments, prepayments and redemption of all or part of the Loan Note and any reduction of the maximum principal amount of the Loan Notes consequent upon any cancellation of Available Commitment under the Finance Documents.

(b)	The Agent shall update the Register to note changes and shall rectify any errors in the Register of which it becomes aware or of which it has been notified.

(c)	Each Lender may inspect the Register upon giving reasonable notice to the Agent.

31.3	Register is paramount

(a)	The Borrowers and the Agent shall recognise the Lender whose name appears in the Register as the absolute owner of the Loan Notes inscribed in its name on the Register without regard to any other record or instrument.

(b)	No notice of any trust or other interest in any Loan Note will be entered on the Register. Neither the Borrowers nor the Agent need take notice of any other interest in, or claim to, a Loan Note, except as ordered by a court of competent jurisdiction or required by law.

(c)	The Register will be conclusive as to the amount of the Loan Notes subject to rectification for fraud or error.

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32.	SET-OFF

If a Default is subsisting a Finance Party may, but need not, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation owed by that Finance Party to that Obligor (whether or not matured), regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.	NOTICES

33.1	Communications in writing

Subject to Clause 33.4 (Electronic transmission of notice by or to the Agent) any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

33.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company, that specified opposite its name in Schedule 1 (The Original Parties);

(b)	in the case of each Lender or any other Original Obligor, that specified in Schedule 1 (The Original Parties) or notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent:

Level 12, 530 Collins Street, Melbourne, Victoria, 3000

Facsimile:	(03) 9273 3539

Attention:	Transaction Management & Execution, Credit Origination & Sales

or any substitute address, fax number, email address (if applicable), or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

33.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii)	if by way of electronic transmission:

(A)	when received and opened by the recipient; or

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(B)	if it complies with the rules under Clause 33.4 (Electronic transmission of notice by or to the Agent),

and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Company in accordance with this Clause 33 will be deemed to have been made or delivered to each of the Obligors.

(e)	Subject to clauses 33.4 (Electronic transmission of notice by or to the Agent) and 33.6 (Reliance), all notices must be signed by an Authorised Officer of the sender.

33.4	Electronic transmission of notice by or to the Agent

All notices, requests, demands, consents, approvals, agreements or other communications to or by the Agent:

(a)	may be given by means of a secure website access to which is restricted to the parties to the Finance Documents (and, where applicable, their financial and legal advisers) established by the Agent or other electronic means in a manner and subject to rules established by the Agent and agreed with the Borrower; and

(b)	will be taken to be given or made on the later of:

(i)	a notice being posted on the secure website; and

(ii)	receipt by the Agent of a delivery receipt in respect of an e-mail the Agent has sent to the relevant party’s Nominated E-mail Address (as defined in Clause 33.4(c)) notifying that the notice has become available on the secure website.

(c)	For the purposes of this Clause 33.4, “Nominated E-mail Address” means the e-mail address notified to the Agent at least five days before any e-mail is sent by the Agent or notice posted on the secure website.

33.5	Notification of address, fax number and email address

Promptly upon receipt of notification of an address, fax number and email address or change of address, fax number or email address pursuant to Clause 33.2 (Addresses) of an Obligor or changing its own address, fax number or email address, the Agent shall notify the other Parties.

33.6	Reliance

Any notice sent under this Clause 33 can be relied on by the recipient if the recipient reasonably believes the notice to be genuine and if it bears what appears to be the signature (original or facsimile) of an Authorised Officer of the sender (without the need for further enquiry or confirmation). Each Party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another Party.

33.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

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(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.	OBLIGOR’S COMPLIANCE WITH LOAN NOTE DEED POLL

Each Obligor will comply with each Loan Note Deed Poll from the date of this Agreement whether or not it has been executed.

35.	CALCULATIONS AND CERTIFICATES

35.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2	Certificates and Determinations

Any certification or determination by a Finance Party of an exchange rate, a rate of interest or amount under Clause 10.4 (Break Costs), Clause 12 (Tax gross up and indemnities) or Clause 13 (Increased costs, illegality and change of control) or under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates and any certification or determination by a Finance Party of any other amount is sufficient evidence of the matters to which it relates unless the contrary is proved.

35.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and in the case of Australian dollars and sterling a year of 365 days, and in the case of currencies other Australian dollars and sterling, a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

36.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

37.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

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38.	AMENDMENTS AND WAIVERS

38.1	Required consents

(a)	Subject to Clause 38.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 38.

38.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Availability Period”, “Available Commitment”, “Available Currency”, “Margin”, “Termination Date” or “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable or any other payment obligation;

(iv)	an increase in Commitment;

(v)	a change to the Borrowers or Guarantors other than in accordance with Clause 24 (Changes to the Obligors);

(vi)	any provision which expressly requires the consent of all the Lenders; or

(vii)	Clause 2.2 (Lenders’ rights and obligations), Clause 23 (Changes to the Lenders), Clause 27 (Sharing among the Lenders) or this Clause 38,

shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger may not be effected without the consent of the Agent or the Arranger.

39.	INDEMNITIES AND REIMBURSEMENT

All indemnities and reimbursement obligations in each Finance Document are continuing and survive termination of the Finance Document, repayment of the Loans and cancellation or expiry of the Commitments.

40.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

41.	ACKNOWLEDGEMENT

Except as expressly set out in the Finance Documents, none of the Asia Pacific Loan Markets Association, the Finance Parties or any of their advisers have given any representation and warranty or other assurance to any Obligor in relation to the Finance Documents and the transactions they contemplate, including as to tax or other effects. The Obligors have not relied on any of them or on any conduct (including any recommendation) by any of them. The Obligors have obtained their own tax and legal advice.

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42.	PERMITTED DISCLOSURE

Notwithstanding anything herein to the contrary, each Finance Party may disclose to any and all persons, without limitation of any kind, any information with respect to the United States federal income tax treatment and United States federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Finance Party relating to such tax treatment and tax structure.

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SECTION 12

GOVERNING LAW AND ENFORCEMENT

43.	GOVERNING LAW

This Agreement is governed by Victorian law.

44.	ENFORCEMENT

44.1	Jurisdiction

(a)	The courts having jurisdiction in Victoria have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 44.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

44.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in Australia):

(a)	irrevocably appoints the Company as its agent for service of process in relation to any proceedings in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

Each party expressly agrees and consents to the provisions of this Clause 44.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SHEDULE 1

THE ORIGINAL PARTIES

Part I

The Obligors

Name of Borrower	Registration number (or equivalent, if any)	Address for Service of Notice	Jurisdiction of Incorporation
Mayne Group Limited	ABN 56 004 073 410	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com	Australia

Mayne Healthcare Holdings Pty Limited	ABN 16 078 954 631	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com	Australia

Mayne Pathology Holdings Pty Limited	ABN 26 088 128 778	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com	Australia

Mayne Diagnostic Imaging Holdings Pty Ltd	ABN 21 080 527 699	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com	Australia

Mayne Pharma Pty Ltd	ABN 58 097 064 330	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com	Australia

Freehills Melbourne 004501949	page 79

Mayne Finance (Australia) Pty Ltd	ABN 58 076 865 435	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com	Australia

Mayne Pharma Plc	Reg. No. 01923357	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com	England

Mayne Pharma (USA) Inc.		Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com	Delaware

Mayne Pharma Euro Finance Co Limited	Reg. No. 04803389	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com	England

Freehills Melbourne 004501949	page 80

Name of Original Guarantor	Registration number (or equivalent, if any)	Address for Service of Notice	Trust (if applicable)	Trust Deed (if applicable)
Mayne Group Limited	ABN 56 004 073 410	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Mayne Healthcare Holdings Pty Limited	ABN 16 078 954 631	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Mayne Pathology Holdings Pty Limited	ABN 26 088 128 778	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Freehills Melbourne 004501949	page 81

Name of Original Guarantor	Registration number (or equivalent, if any)	Address for Service of Notice	Trust (if applicable)	Trust Deed (if applicable)
Mayne Diagnostic Imaging Holdings Pty Ltd	ABN 21 080 527 699	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Mayne Finance (Australia) Pty Ltd	ABN 58 076 865 435	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Freehills Melbourne 004501949	page 82

Name of Original Guarantor	Registration number (or equivalent, if any)	Address for Service of Notice	Trust (if applicable)	Trust Deed (if applicable)
Mayne Pharma Plc	Reg. No. 01923357	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Mayne Pharma (USA) Inc.		Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Mayne Pharma Euro Finance Co Limited	Reg. No. 04803389	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Freehills Melbourne 004501949	page 83

Name of Original Guarantor	Registration number (or equivalent, if any)	Address for Service of Notice	Trust (if applicable)	Trust Deed (if applicable)
Pathology Services Pty Limited	ABN 74 002 677 563	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Mayne Health Pathology Pty Ltd	ABN 84 007 190 043	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email:peter.kopanidis@maynegroup.com

Queensland Medical Services Pty Ltd	ABN 43 010 904 588	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Freehills Melbourne 004501949	page 84

Name of Original Guarantor	Registration number (or equivalent, if any)	Address for Service of Notice	Trust (if applicable)	Trust Deed (if applicable)
AME Medical Services Pty Ltd	ABN 88 009 136 118	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Integrated Health Care Pty Limited	ABN 93 009 145 493	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Freehills Melbourne 004501949	page 85

Name of Original Guarantor	Registration number (or equivalent, if any)	Address for Service of Notice	Trust (if applicable)	Trust Deed (if applicable)
Healthcare Imaging Services (Victoria) Pty Limited	ABN 65 085 350 189	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Healthcare Imaging Services Pty Limited	ABN 65 080 595 937	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Faulding Healthcare Pty Ltd	ABN 25 000 875 034	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Freehills Melbourne 004501949	page 86

Name of Original Guarantor	Registration number (or equivalent, if any)	Address for Service of Notice	Trust (if applicable)	Trust Deed (if applicable)
F.H. Faulding Properties (Vic.) Pty. Ltd.	ABN 53 006 236 102	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com	FH Faulding Properties (Vic) Trust	Deed of Settlement dated 29 July 1988 between Francis Damien O’Loughlin (as Founder) and Pluteus Vic. (No.1) Pty Ltd (as Trustee) (as amended by Deed of Variation dated 18 June 1992 by Pluteus Vic. (No. 1) Pty Ltd).

Independent Pharmaceutical Supplies Pty Ltd	ABN 42 086 061 207	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

A.C.N. 091 753 043 Pty Ltd	ABN 32 091 753 043	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Freehills Melbourne 004501949	page 87

Name of Original Guarantor	Registration number (or equivalent, if any)	Address for Service of Notice	Trust (if applicable)	Trust Deed (if applicable)
Cenovis Pty. Limited	ABN 68 000 100 381	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Cenovis Health Co Pty Ltd	ABN 47 001 572 596	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Bullivant’s Natural Health Products Pty. Limited	ABN 36 010 008 616	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Freehills Melbourne 004501949	page 88

Name of Original Guarantor	Registration number (or equivalent, if any)	Address for Service of Notice	Trust (if applicable)	Trust Deed (if applicable)
F.H. Faulding & Co. Limited	ABN 88 007 870 984	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Mayne Pharma Pty Ltd	ABN 58 097 064 330	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Queensland Diagnostic Imaging Pty Ltd	ABN 80 070 000 654	Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Freehills Melbourne 004501949	page 89

Name of Original Guarantor	Registration number (or equivalent, if any)	Address for Service of Notice	Trust (if applicable)	Trust Deed (if applicable)
Mayne Pharma (Canada) Inc.		Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Mayne Pharma (Ireland) Limited		Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Central Laboratories (Ire) Limited		Level 21, 390 St Kilda Road Melbourne Victoria 3004 Facsimile: (03) 9866 3605 Attention: Peter A. Kopanidis Group Treasurer Email: peter.kopanidis@maynegroup.com

Freehills Melbourne 004501949	page 90

Part II

The Original Lenders

Name of Original Lender	Tranche A Facility Commitment	Tranche B Facility Commitment	Address for Service of Notice
Australia and New Zealand Banking Group Limited ABN 11 005 357 522	A$30,000,000	A$120,000,000	Level 10 530 Collins Street Melbourne Victoria 3000 Facsimile: (03) 9273 3238 Attention: Natalie Smith Associate Director, Healthcare Email: smithn13@anz.com

BNP Paribas ABN 23 000 000 117	A$20,000,000	A$80,000,000	Level 33 Rialto North 525 Collins Street Melbourne VIC 3000 Facsimile: (03) 9227 3888 Attention: Ross Fett Director Corporate & Investment Banking Email: ross.fett@au.bnpparibas.com

National Australia Bank Limited ABN 12 004 044 937	A$20,000,000	A$80,000,000	Level 33 500 Bourke Street Melbourne Victoria 3000 Facsimile: (03) 8641 2885 Attention: Cameron Peacock Manager Email: Cameron_S_Peacock@national.com.au

Commonwealth Bank of Australia ABN 48 123 123 124	A$15,000,000	A$60,000,000	Level 14 385 Bourke Street Melbourne Victoria 3000 Facsimile: (03) 9675 7288 Attention: Michael Adam Relationship Executive Email: michael.adam@cba.com.au

Freehills Melbourne 004501949	page 91

BOS International (Australia) Ltd ABN 23 066 601 250	A$10,000,000	A$40,000,000	Level 16 114 William Street Melbourne Victoria 3000 Facsmile: (03) 9641 2625 Attention: Scott Walkem Manager Email: scott_walkem@bankwest.com.au

HSBC Bank Australia Limited ABN 48 006 434 162	A$5,000,000	A$20,000,000	Level 29 140 William Street Melbourne Victoria 3000 Facsmile: (03) 9225 3766 Attention: Lyle D’Crus Account Relationship Manager Email: lyledcrus@hsbc.com.au

HSBC Bank USA			5th Floor 452 Fifth Avenue New York, NY 10018 Facsmile: (0011 1) 212 525 2286 Attention: Jeffrey Wieser Managing Director Email: Jeffrey.wieser@us.hsbc.com

HSBC Bank plc			24th Floor 8 Canada Square London, UK E14 5HQ Facsmile: (0011 44) 1212 522766 Attention: Michael Durkin Senior Corporate Banking Manager Email: Michael.durkin@hsbc.com

Total	A$100,000,000	A$400,000,000

Freehills Melbourne 004501949	page 92

SHEDULE 2

CONDITIONS PRECEDENT

Part I

Conditions Precedent to Initial Utilisation

1.	Original Obligors

(a)	A certified copy of a resolution of the board of directors of each Original Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	in the case of an Original Guarantor, to the effect that it is in the best interests of the relevant guarantor, giving reasons;

(iii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iv)	if applicable, approving the terms of a power of attorney for the execution of the Finance Documents to which it is a party and resolving that it execute the power of attorney under common seal or by two directors or a director and a secretary; and

(v)	authorising a specified person or persons, on its behalf, as Authorised Officers to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(b)	If applicable, a certified copy of a power of attorney for the execution of each Finance Document to which it is a party, from each Obligor executed under common seal or by two directors or a director and a secretary.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (a) above.

(d)	A certificate from the company secretary of the Company confirming that all of the Obligors (apart from the Company) are wholly-owned Subsidiaries of the Company.

(e)	A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Legal Opinions

(a)	A legal opinion of Freehills, legal advisers to the Arranger and the Agent in Victoria, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)	If an Original Obligor is incorporated in a jurisdiction outside Australia, a legal opinion of the legal advisers either to the Arranger and the Agent or the Obligors in the relevant

Freehills Melbourne 004501949	page 93

jurisdiction, substantially in the form distributed to the Original Lenders prior to signing this Agreement. In the event that a legal opinion is provided by the legal advisers to the Obligors, those legal advisers must be acceptable to the Arranger and the Agent.

3.	Other Documents And Evidence

(a)	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(b)	Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) and as notified to the Company before the first Utilisation Request has been issued, have been paid or will be paid by the first Utilisation Date, or the Agent is satisfied that there are satisfactory arrangements in place for the prompt payment of the same.

(c)	The Original Loan Note Deed Poll and the other Finance Documents duly executed.

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Part II

Conditions Precedent Required to be Delivered

by an Additional Borrower

1.	An Accession Letter, duly executed and delivered by the Additional Borrower and the Company.

2.	If the Additional Borrower is also an Additional Australian Borrower, an Additional Loan Note Deed Poll, duly executed and delivered by the Additional Australian Borrower and the Company.

3.	A certified copy of a resolution of the board of directors of the Additional Borrower:

(a)	approving the terms of, and the transactions contemplated by, the Accession Letter, the Additional Loan Note Deed Poll (if applicable) and the Finance Documents and resolving that it executes the Accession Letter and, if applicable, the Additional Loan Note Deed Poll;

(b)	to the effect that it is in the best interests of the Additional Borrower, giving reasons;

(c)	authorising a specified person or persons to execute the Accession Letter and, if applicable, the Additional Loan Note Deed Poll on its behalf;

(d)	if applicable, approving the terms of a power of attorney for execution of the Accession Letter and, if applicable, the Additional Loan Note Deed Poll and resolving that it execute the power of attorney under common seal or by two directors or a director and a secretary; and

(e)	authorising a specified person or persons, on its behalf, as Authorised Officers to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents.

4.	If applicable, a certified copy of a power of attorney for the execution of each Finance Document to which it is a party, from each Additional Borrower executed under common seal or by two directors or a director and a secretary.

5.	If applicable, certified copies of all documents which constitute or contain the terms of the trusts of which an Additional Borrower is trustee.

6.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

7.	A certificate of solvency signed by a director of that Additional Borrower.

8.	A certificate of the Additional Borrower (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

9.	A certificate of an authorised signatory of the Additional Borrower certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

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10.	A certificate or other evidence from any Additional Australian Borrower and signed by a director certifying that such Additional Australian Borrower is not in breach of Chapter 2E or Part 2J.3 of the Corporations Act 2001 of Australia.

11.	A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter and, if applicable, the Additional Loan Note Deed Poll or for the validity and enforceability of any Finance Document. If available, the latest audited financial statements of the Additional Borrower.

12.	In respect of an Additional Australian Borrower, a legal opinion of Freehills, legal advisers to the Arranger and the Agent in Australia.

13.	If the Additional Borrower is incorporated in a jurisdiction outside Australia, a legal opinion of the legal advisers either to the Arranger and the Agent or the Additional Borrower in the jurisdiction in which the Additional Borrower is incorporated. In the event that a legal opinion is provided by the legal advisers to the Additional Borrower, those legal advisers must be acceptable to the Agent.

14.	If the Additional Borrower is incorporated in a jurisdiction outside Australia, evidence that the process agent specified in Clause 44.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the Additional Borrower.

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Part III

Conditions Precedent Required to be Delivered

by an Additional Guarantor

1.	An Accession Letter, duly executed and delivered by the Additional Guarantor and the Company.

2.	A certified copy of a resolution of the board of directors of the Additional Guarantor:

(a)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)	to the effect that it is in the best interests of the Additional Guarantor, giving reasons;

(c)	authorising a specified person or persons to execute the Accession Letter on its behalf;

(d)	if applicable, approving the terms of a power of attorney for execution of the Accession Letter and resolving that it execute the power of attorney under common seal or by two directors or a director and a secretary; and

(e)	authorising a specified person or persons, on its behalf, as Authorised Officers to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents

3.	If applicable, a certified copy of a power of attorney for the execution of each Finance Document to which it is a party, from each Additional Guarantor executed under common seal or by two directors or a director and a secretary.

4.	If applicable, certified copies of all documents which constitute or contain the terms of the trusts of which an Additional Guarantor is trustee.

5.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above.

6.	A certificate of solvency signed by a director of that Additional Guarantor.

7.	A certificate of the Additional Guarantor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

8.	A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part III of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

9.	A certificate or other evidence from any Additional Guarantor incorporated in Australia and signed by a director certifying that such Additional Guarantor is not in breach of Chapter 2E or Part 2J.3 of the Corporations Act 2001 of Australia.

10.	A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document. If available, the latest audited financial statements of the Additional Guarantor.

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11.	If the Additional Guarantor is incorporated in Australia, a legal opinion of Freehills, legal advisers to the Arranger and the Agent in Australia.

12.	If the Additional Guarantor is incorporated in a jurisdiction outside Australia, a legal opinion of the legal advisers either to the Arranger and the Agent or the Additional Guarantor in the jurisdiction in which the Additional Guarantor is incorporated. In the event that a legal opinion is provided by the legal advisers to the Additional Guarantor, those legal advisers must be acceptable to the Agent.

13.	If the Additional Guarantor is incorporated in a jurisdiction outside Australia, evidence that the process agent specified in Clause 44.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the Additional Guarantor.

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SHEDULE 3

REQUESTS

Utilisation Request

From:	[Borrower]

To:	[Agent]

Dated:

Dear Sirs

Mayne Group Limited – A$500,000,000 Facility Agreement

dated [            ] 2004 (the “Facility Agreement”)

1.	We refer to the Facility Agreement. Terms defined in the Facility Agreement shall have the same meaning in this Utilisation Request.

2.	We are an [Australian/English/U.S.] Borrower and wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
Facility to be utilised:	[Tranche A Facility]/[Tranche B Facility ]*
Means of utilisation:	[Loan Notes/cash advance]
Currency of Loan:	[ ]
Amount:	[ ] or, if less, the Available Facility for the [Tranche A/Tranche B]* Facility
Interest Period:	[ ]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Loan should be credited to [account]. [Note: In the case of the first Utilisation, the Utilisation Request must provide for an amount equal to the then outstanding balance of the Existing Facility Agreement to be paid directly to ANZ to account no. [insert number of the relevant account].]

5.	This Utilisation Request is irrevocable.

Yours faithfully

Authorised Officer of [name of relevant Borrower]

*	Delete as appropriate.

*	Delete as appropriate.

Freehills Melbourne 004501949	page 99

SHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	[ ] as Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Mayne Group Limited – A$500,000,000 Facility Agreement

dated [            ] 2004 (the “Facility Agreement”) [and Loan Note Deed Poll dated [*] by the

Australian Borrowers named therein (the “Loan Note Deed Poll”)]

1.	We refer to the Facility Agreement. Terms used in the Facility Agreement shall have the same meaning in this Transfer Certificate.

2.	We refer to Clause 23.5 (Procedure for transfer):

(a)	[The Existing Lender transfers Loan Notes with a maximum aggregate face amount and aggregate principal outstanding representing the commitment and amounts lent referred to in the Schedule with effect from and including the transfer date in accordance with Clause 23.5 (Procedure for transfer).]

(b)	The Existing Lender and the New Lender novate all or part of the Existing Lender’s Commitment, other rights and obligations referred to in the Schedule.

(c)	The proposed transfer date is [ ].

(d)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 23.4 (Limitation of responsibility of Existing Lenders).

4.	This Transfer Certificate is governed by Victorian law.

Freehills Melbourne 004501949	page 100

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent on behalf of all other parties to the Facility Agreement and the Transfer Date is confirmed as [            ].

[Agent]

By:

Freehills Melbourne 004501949	page 101

SHEDULE 5

FORM OF ACCESSION LETTER

Made by:	Each of [Subsidiary] (“Subsidiary”) and Mayne Group Limited (“Company”)

In favour of :	[ ] as Agent and each of the other parties to the Facility Agreement from time to time

Dated:

Dear Sirs

Mayne Group Limited – A$500,000,000 Facility Agreement

dated [            ] 2004 (the “Facility Agreement”)

1.	We refer to the Facility Agreement. Terms used in the Facility Agreement shall have the same meaning in this Accession Letter.

2.	[Subsidiary] agrees to become an [Additional Borrower/Additional Guarantor]* and to be bound by the terms of the Facility Agreement as an [Additional Borrower/Additional Guarantor]* pursuant to Clause [24.2 (Additional Borrowers/24.4 (Additional Guarantors)]* of the Facility Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.	[[Subsidiary] is the trustee of the [insert name of trust] trust established by a trust deed dated [insert date] between [insert parties] [(as amended by a deed of amendment dated [insert date]).]**

4.	[Subsidiary’s] administrative details are as follows:

Address:

Fax no:

Attention:

5.	This Accession Letter is governed Victorian law.

6.	This Accession Letter is made by each of the Subsidiary and the Company as a deed poll. Each of the parties to the Facility Agreement from time to time has the benefit of this deed poll and can enforce it even if not in existence at the time this deed poll is executed.

Signed, sealed and delivered for Mayne Group Limited by in the presence of:	Signed, sealed and delivered for [Subsidiary] by in the presence of :

______________	______________		______________
Witness	Attorney		_______________
			Witness	Attorney
______________	______________
Name	Name	______________		______________
		Name		Name

*	Delete as appropriate

**	Insert as appropriate.

Freehills Melbourne 004501949	page 102

SHEDULE 6

FORM OF RESIGNATION LETTER

To:	[ ] as Agent

From:	[resigning Obligor] and Mayne Group Limited

Dated:

Dear Sirs

Mayne Group Limited – A$500,000,000 Facility Agreement

dated [                ] 2004 (the “Facility Agreement”)

1.	We refer to the Facility Agreement. Terms used in the Facility Agreement shall have the same meaning in this Resignation Letter.

2.	Pursuant to [Clause 24.3 (Resignation of a Borrower)]/[Clause 24.6 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facility Agreement.

3.	We confirm that:

(a)	No Default is continuing or would result from the acceptance of this request; and

(b)	[resigning Obligor] [is under no actual or contingent obligations as a Borrower under any Finance Documents/is not also a Borrower that owes any Financial Indebtedness under the Facility Agreement as a Borrower].

4.	This letter is governed by Victorian law.

Mayne Group Limited	[Resigning Obligor]

By:	By:

Freehills Melbourne 004501949	page 103

SHEDULE 7

FORM OF COMPLIANCE CERTIFICATE

To:	[ ] as Agent

From:	Mayne Group Limited

Dated:

Dear Sirs

Mayne Group Limited – A$500,000,000 Facility Agreement

dated [                ] 2004 (the “Facility Agreement”)

1.	I refer to the Facility Agreement. Terms used in the Facility Agreement shall have the same meaning in this Compliance Certificate.

2.	I confirm that for the Calculation Period ending on [insert applicable Calculation Date]:

(a)	the Interest Cover Ratio was [insert ratio] as at [insert applicable Calculation Date];

(b)	the Debt to Earnings Ratio was [insert ratio] as at [insert applicable Calculation Date];

(c)	the ratio of Total Financial Indebtedness to the aggregate of Total Financial Indebtedness and Shareholders Funds was [insert ratio] as at [insert applicable Calculation Date];

(d)	MA Total Assets of the Guarantors (as calculated in accordance with Clause 21.9(a)(i)) expressed as a percentage of MA Total Assets of the Group was [insert percentage] as at [insert applicable Calculation Date];

(e)	EBIT of the Guarantors (as calculated in accordance with Clause 21.9(a)(ii)) expressed as a percentage of EBIT of the Group was [insert percentage] as at [insert applicable Calculation Date]; and

(f)	the percentage that Healthcare constituted of each of EBITDA and Total Assets was [insert percentage] and [insert percentage], respectively.

3.	The computations relating to each of the above ratios and percentages, and the associated calculations as at the date as at which the Financial Statements which this certificate accompanies, are as follows:

(a)	[ ];

(b)	[ ];

(c)	[ ];

(d)	[ ];

(e)	[ ];

(f)	[ ].

Freehills Melbourne 004501949	page 104

4.	I confirm that, except as may be specified in paragraph 5 below:

(a)	no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been commenced against the Company or any of its Subsidiaries that:

(i)	have been reported to the head of the Company’s legal department in accordance with the Company’s Legal Compliance Procedures; and

(ii)	in the opinion of the management of the Company or any of its Subsidiaries (or in the opinion of that entity’s legal advisers), are reasonably likely to be adversely determined against that entity and have a Material Adverse Effect;

(b)	the Compliance Program has not identified that an Obligor has failed to obtain any Authorisations required or desirable for it to carry on its business, and which are material, except to the extent that failure so to do would not be reasonably likely to have a Material Adverse Effect; and

(c)	the Compliance Program has not identified the non-compliance by an Obligor of any legal or statutory obligations applicable to it, its assets or the business carried on by it where such non-compliance would have, or be reasonably likely to have, a Material Adverse Effect.

5.	[The exceptions to the confirmation provided in paragraph 4 above are as follows:

(a)	[ ]; and

(b)	[ ]. ]

6.	I confirm that the aggregate amount as at the [insert applicable Calculation Date], indemnified by the Obligors in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of indebtedness payable by any member of the Group is A$[ ].

Signed:
Group Treasurer
Mayne Group Limited

Freehills Melbourne 004501949	page 105

SHEDULE 8

EXISTING SECURITY

Name of Group member	Security

AMNL Pty Ltd ACN 081 051 676 (“AMNL”)	(a) Fixed and Floating Charge dated 13 May 1998 granted by AMNL in favour of Deutsche Australia Limited ACN 006 385 593; and

(b) any other Security granted by AMNL that is collateral to, or in replacement of, the Security in paragraph (a) above and of substantially the same effect entered into in connection with the financing and operation of the Noosa Hospital provided that the aggregate amount secured under Securities referred to in paragraph (a) and this paragraph (b) does not exceed A$16,000,000 at any time.

Perpetual Trustee Company Ltd ACN 000 001 007 as trustee of the Mayne Nickless Health Care Trust No.1 (“PTC”)

(a) Fixed and Floating Charge granted by PTC in favour of PT Limited ACN 004 454 666 under the document entitled “Health Care Trust No. 1 Security Trust Deed” dated 8 June 1999; and

(b) any other Security granted by PTC or Mayne Finance Limited ACN 005 755 742 (“MFL”) (or the shareholders of MFL in respect of their shares (and associated rights) in MFL) that is collateral to, or in replacement of, the Security in paragraph (a) above and of substantially the same effect entered into in connection with the financing and operation of the Joondalup Health Campus provided that the aggregate amount secured under the Securities referred to in paragraph (a) above and this paragraph (b) does not exceed A$82,000,000 at any time.

Freehills Melbourne 004501949	page 106

SHEDULE 9

TIMETABLES

	Loans in Australian dollars	Loans in euro	Loans in US dollars	Loans in sterling
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)	Before 11:30 a.m., 2 Business Days prior to Utilisation Date	Before 11:00 a.m., 3 Business Days prior to Utilisation Date	Before 11:00 a.m., 3 Business Days prior to Utilisation Date	Before 11:00 a.m., 3 Business Days prior to Utilisation Date

Agent notifies the Lenders of the Loan in accordance with Clause 5.4(d) (Lenders’ participation)	As soon as practicable after receipt of a Utilisation Request	As soon as practicable after receipt of a Utilisation Request	As soon as practicable after receipt of a Utilisation Request	As soon as practicable after receipt of a Utilisation Request

Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency)	Not applicable	By 4:00 p.m. on the Quotation Day	By 4:00 p.m. on the Quotation Day	By 4:00 p.m. on the Business Day immediately before the Quotation Day

Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency)	Not applicable	By 10:00 a.m. on the next Business Day after the Quotation Day	By 10:00 a.m. on the next Business Day after the Quotation Day	By 10:00 a.m. on the Quotation Day

Base Rate is fixed	Quotation Day as of 10:10 am Melbourne time	Quotation Day as of 11:00 am (Central European time) in respect of EURIBOR	Quotation Day as of 11:00 a.m. London time in respect of USD LIBOR	Quotation Day as of 11:00 a.m. London time in respect of LIBOR

Freehills Melbourne 004501949	page 107

SHEDULE 10

MANDATORY COST FORMULAE

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

(a)	in relation to a sterling Loan:

per cent per. annum.

(b)	in relation to a Loan in any currency other than sterling:

per cent per. annum.

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 8.3 (Default interest)) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by

Freehills Melbourne 004501949	page 108

the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fees Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for the financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.	Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purposes of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.	The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the

Freehills Melbourne 004501949	page 109

information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.	The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

Freehills Melbourne 004501949	page 110

SHEDULE 11

QUALIFICATIONS OF LAW

1.	In relation to the laws of Australia, the following qualifications:

(a)	the expression “enforceable” means that the obligations are of the type which courts enforce but does not mean that the obligations will be necessarily enforced in all circumstances;

(b)	the enforcement in the courts of Victoria and Australia of each Finance Document in accordance with their terms against the Obligors may be subject to or limited by:

(i)	the general principles of equity, which provide that equitable remedies are discretionary, subject to equitable defences and are not available where damages are considered by the court to be an adequate remedy;

(ii)	the application of the laws relating to insolvency, liquidation, receivership, reorganisation, administration, moratoria, court schemes, and the powers given to courts affecting creditors’ rights generally;

(iii)	claims becoming barred under statutes imposing limited periods within which proceedings can be brought;

(iv)	defences of set-off, abatement or counterclaim;

(v)	fraud, the general common law doctrines of estoppel in relation to representations, acts or omissions of creditors and of frustration, and to statutory prohibitions of misleading, deceptive or unconscionable conduct;

(vi)	the general jurisdiction of the court to award costs, even as against a successful party;

(vii)	the discretion vested in the courts to stay any proceedings commenced against a party if there are other proceedings in other jurisdictions simultaneously on foot against that party;

(viii)	the court’s discretion to disregard any provision that any entry, calculation or certification by any person is to be conclusive and binding;

(ix)	the court’s discretion to determine whether any provision is severable;

(x)	the court’s discretion not to enforce a provision which is in the nature of a penalty;

(xi)	the court’s discretion to give judgment for a monetary amount in Australian dollars rather than a foreign currency;

(xii)	the possible unenforceability of an indemnity for legal costs or breach of any law;

(xiii)	any obligation of a party to pay interest on overdue amounts at a rate higher than the rate applying before the amount fell due may be held to constitute a penalty and be unenforceable;

Freehills Melbourne 004501949	page 111

(xiv)	there is some uncertainty as to:

(1)	the enforceability of any obligations to negotiate in good faith (or similar); and

(2)	the enforceability of any currency indemnity.

(xv)	where any party is vested with a discretion or may determine a matter in its opinion, Australian law may require that such discretion be exercised reasonably and that such opinion be based on reasonable grounds; and

(xvi)	a payment made under mistake may be liable to restitution;

(c)	the Commissioner of Taxation has power to issue a notice requiring a party to deduct from any payment to a lender an amount in respect of that lender’s Australian tax or tax-related liability, judgment debt for a tax-related liability (including costs), or a court-ordered amount in connection with taxation offences.

2.	In relation to the laws of England, the qualifications set out in paragraphs 6.10, 6.12 and 7.1 of the opinion of Ashurst dated on or about the date of this agreement.

3.	In relation to the Federal laws of the United States and:

(a)	the General Corporation Law of the State of Delaware, the proviso contained in paragraphs 3 and 4 of the opinion of Sullivan and Cromwell dated on or about the date of this agreement; and

(b)	the laws of the State of New York, the proviso contained in paragraph 5 of the opinion of Sullivan and Cromwell dated on or about the date of this agreement.

4.	In relation to the Federal income tax laws of the United States and the income tax laws of the State of New York, the assumptions contained in paragraphs (iii), (vi) and (vii) of the opinion of Sullivan and Cromwell dated on or about the date of this agreement.

5.	In relation to the laws of Ireland, the qualifications set out in paragraphs 3.5, 3.7, 4.1-4.11 (inclusive) of the opinion of A&L Goodbody dated on or about the date of this agreement.

6.	In relation to the laws of Quebec and the laws of Canada, the qualifications set out in paragraphs 7.8, 7.9, 8(a), (b) and (c) of the opinion of Fraser Milner Casgrain LLP dated on or about the date of this agreement.

Freehills Melbourne 004501949	page 112

Executed as an agreement

Original Borrowers:

Signed for Mayne Group Limited by its attorney in the presence of:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Witness	Attorney

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by Mayne Healthcare Holdings Pty Limited by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by Mayne Pathology Holdings Pty Limited by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by Mayne Diagnostic Imaging Holdings Pty Ltd by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Freehills Melbourne 004501949	page 113

Signed by Mayne Pharma Pty Ltd by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by Mayne Finance (Australia) Pty Ltd by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed for Mayne Pharma Plc by its attorney in the presence of:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Witness	Attorney

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed for Mayne Pharma (USA) Inc. by its attorney in the presence of:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Witness	Attorney

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Freehills Melbourne 004501949	page 114

Signed for Mayne Pharma Euro Finance Co Limited by its attorney in the presence of:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Witness	Attorney

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Original Guarantors:

Signed for Mayne Group Limited by its attorney in the presence of:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Witness	Attorney

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by Mayne Healthcare Holdings Pty Limited by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by Mayne Pathology Holdings Pty Limited by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Freehills Melbourne 004501949	page 115

Signed by Mayne Diagnostic Imaging Holdings Pty Ltd by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by Mayne Finance (Australia) Pty Ltd by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed for Mayne Pharma Plc by its attorney in the presence of:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Witness	Attorney

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed for Mayne Pharma (USA) Inc. by its attorney in the presence of:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Witness	Attorney

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Freehills Melbourne 004501949	page 116

Signed for Mayne Pharma Euro Finance Co Limited by its attorney in the presence of:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Witness	Attorney

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by Pathology Services Pty Limited by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by Mayne Health Pathology Pty Ltd by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by Queensland Medical Services Pty Ltd by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by AME Medical Services Pty Ltd by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Freehills Melbourne 004501949	page 117

Signed by Integrated Health Care Pty Limited by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by Healthcare Imaging Services (Victoria) Pty Limited by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by Healthcare Imaging Services Pty Limited by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by Faulding Healthcare Pty Ltd by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by F.H. Faulding Properties (Vic.) Pty. Ltd. by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Freehills Melbourne 004501949	page 118

Signed by Independent Pharmaceutical Supplies Pty Ltd by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by A.C.N. 091 753 043 Pty Ltd by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by Cenovis Pty. Limited by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by Cenovis Health Co Pty Ltd by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by Bullivant’s Natural Health Products Pty. Limited by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Freehills Melbourne 004501949	page 119

Signed by F.H. Faulding & Co. Limited by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by Mayne Pharma Pty Ltd by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed by Queensland Diagnostic Imaging Pty Ltd by:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Secretary	Director

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed for Mayne Pharma (Canada) Inc. by its attorney in the presence of:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Witness	Attorney

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Signed for Mayne Pharma (Ireland) Limited by its attorney in the presence of:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Witness	Attorney

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

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Signed for Central Laboratories (Ire) Limited by its attorney in the presence of:

Karen Ping-Huay Kee (Signed)	Paul Andrew Binfield (Signed)
Witness	Attorney

KAREN PING-HUAY KEE	PAUL ANDREW BINFIELD
Name (please print)	Name (please print)

Original Lenders:

Signed for Australia and New Zealand Banking Group Limited by its attorney in the presence of:

Jane Louise O’Connor (Signed)	Natalie Smith (Signed)
Witness	Attorney

JANE LOUISE O’CONNOR	NATALIE SMITH
Name (please print)	Name (please print)

Signed for BNP Paribas by its attorney in the presence of:

Bronwyn Wakeham (Signed)
Witness

BRONWYN WAKEHAM
Name (please print)

Peter Jewitt (Signed)	Ross Fett (Signed)
Attorney	Attorney

PETER JEWITT	ROSS FETT
Name (please print)	Name (please print)

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Signed for National Australia Bank Limited by its attorney in the presence of:

Daniel Jonathon McLean (Signed)	Andrew James Colliver (Signed)
Witness	Attorney

DANIEL JONATHON MCLEAN	ANDREW JAMES COLLIVER
Name (please print)	Name (please print)

Signed for Commonwealth Bank of Australia by its attorney in the presence of:

Stephen Berkery (Signed)	Andrew James Holland (Signed)
Witness	Attorney

STEPHEN BERKERY	ANDREW JAMES HOLLAND
Name (please print)	Name (please print)

Signed for BOS International (Australia) Ltd by its attorney in the presence of:

Jane O’Connor (Signed)	Andrew Booth (Signed)
Witness	Attorney

JANE O’CONNOR	ANDREW BOOTH
Name (please print)	Name (please print)

Signed for HSBC Bank Australia Limited by its attorney in the presence of:

Jane Louise O’Connor (Signed)	David Katiforis (Signed)
Witness	Attorney

JANE LOUISE O’CONNOR	DAVID KATIFORIS
Name (please print)	Name (please print)

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Signed for HSBC Bank USA by its attorney in the presence of:

Lyle D’Crus (Signed)	David Katiforis (Signed)
Witness	Attorney

LYLE D’CRUS	DAVID KATIFORIS
Name (please print)	Name (please print)

Signed for HSBC Bank plc by its attorney in the presence of:

Lyle D’Crus (Signed)	David Katiforis (Signed)
Witness	Attorney

LYLE D’CRUS	DAVID KATIFORIS
Name (please print)	Name (please print)

Agent:

Signed for Australia and New Zealand Banking Group Limited by its attorney in the presence of:

Jane O’Connor (Signed)	Greg Miller (Signed)
Witness	Attorney

JANE O’CONNOR	GREG MILLER
Name (please print)	Name (please print)

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Arranger:

Signed for Australia and New Zealand Banking Group Limited trading as ANZ Investment Bank by its attorney in the presence of:

Jane O’Connor (Signed)	John Hudson (Signed)
Witness	Attorney

JANE O’CONNOR	JOHN HUDSON
Name (please print)	Name (please print)

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ANNEXURE A

FORM OF LOAN NOTE DEED POLL

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